Exhibit 4.6

                                                                  EXECUTION COPY

================================================================================

                                U.S. $750,000,000

                                CREDIT AGREEMENT

                            Dated as of June 13, 2003

                                      Among

                                 OMNICARE, INC.
                                as the Borrower,

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO

                              JPMORGAN CHASE BANK,
                          as a Joint Syndication Agent,

                          LEHMAN COMMERCIAL PAPER INC.,
                          as a Joint Syndication Agent,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                         as a Joint Documentation Agent,

                               UBS SECURITIES LLC,
                         as a Joint Documentation Agent

                                       and

                                 SUNTRUST BANK,
                             as Administrative Agent

                            WACHOVIA SECURITIES, LLC
                              a Joint Lead Arranger

                            JPMORGAN SECURITIES, INC.
                              a Joint Lead Arranger
                             and a Joint Book Runner

                         SUNTRUST CAPITAL MARKETS, INC.
                              a Joint Lead Arranger
                             and a Joint Book Runner

================================================================================

                                TABLE OF CONTENTS

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ARTICLE I                  DEFINITIONS...........................................................................1

         1.1.     Certain Defined Terms..........................................................................1

ARTICLE II                 THE CREDITS..........................................................................15

         2.1.     The Revolving Loans...........................................................................15

         2.2.     The Term Loans................................................................................16

         2.3.     Repayment of the Loans........................................................................16

         2.4.     Ratable Loans; Types of Revolving Advances....................................................17

         2.5.     Minimum Amount of Each Revolving Advance......................................................17

         2.6.     Optional Prepayments of Loans.................................................................17

         2.7.     Method of Selecting Types and Interest Periods for New Revolving Advances.....................18

         2.8.     Conversion and Continuation of Outstanding Advances...........................................19

         2.9.     Payment of Interest on Advances; Changes in Interest Rate.....................................19

         2.10.    Swing Line Loans..............................................................................20

         2.11.    Commitment Fees; Reductions in Aggregate Revolving Commitment.................................21

         2.12.    Rates Applicable After Default................................................................22

         2.13.    Method of Payment.............................................................................22

         2.14.    Noteless Agreement; Evidence of Indebtedness; Telephonic Notices..............................22

         2.15.    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions...............23

         2.16.    Lending Installations.........................................................................23

         2.17.    Non-Receipt of Funds by the Agent.............................................................23

         2.18.    Withholding Tax Exemption.....................................................................24

         2.19.    Termination...................................................................................24

         2.20.    Letter of Credit Facility.....................................................................24

                  2.20.1.  Letters of Credit....................................................................24

                  2.20.2. Letter of Credit Participation........................................................25

                  2.20.3. Reimbursement Obligation..............................................................25

                  2.20.4. Cash Collateral.......................................................................26

                  2.20.5. Letter of Credit Fees.................................................................26

                  2.20.6. Indemnification; Exoneration..........................................................26
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                                TABLE OF CONTENTS
                                  (continued)

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         2.21.    Additional Loan...............................................................................27

ARTICLE III                CHANGE IN CIRCUMSTANCES..............................................................28

         3.1.     Yield Protection..............................................................................28

         3.2.     Changes in Capital Adequacy Regulations.......................................................29

         3.3.     Availability of Types of Advances.............................................................29

         3.4.     Funding Indemnification.......................................................................29

         3.5.     Mitigation; Lender Statements; Survival of Indemnity..........................................30

ARTICLE IV                 CONDITIONS PRECEDENT.................................................................30

         4.1.     Effectiveness; Term Loans.....................................................................30

         4.2.     Initial Revolving Advance, Etc................................................................32

         4.3.     Each Advance and Letter of Credit.............................................................33

ARTICLE V                  REPRESENTATIONS AND WARRANTIES.......................................................34

         5.1.     Corporate Existence and Standing..............................................................34

         5.2.     Authorization and Validity....................................................................34

         5.3.     No Conflict; Government Consent...............................................................34

         5.4.     Financial Statements..........................................................................34

         5.5.     Material Adverse Change.......................................................................35

         5.6.     Taxes.........................................................................................35

         5.7.     Litigation and Contingent Liabilities.........................................................35

         5.8.     Subsidiaries..................................................................................35

         5.9.     ERISA.........................................................................................35

         5.10.    Accuracy of Information.......................................................................36

         5.11.    Regulation U..................................................................................36

         5.12.    Material Agreements...........................................................................36

         5.13.    Compliance With Laws..........................................................................36

         5.14.    Ownership of Properties.......................................................................36

         5.15.    Investment Company Act........................................................................36

         5.16.    Public Utility Holding Company Act............................................................36

         5.17.    Seniority of Obligations......................................................................36
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                                TABLE OF CONTENTS
                                  (continued)

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ARTICLE VI                 COVENANTS............................................................................37

         6.1.     Financial Reporting...........................................................................37

         6.2.     Use of Proceeds...............................................................................39

         6.3.     Issuance of Trust PIERS; Satisfaction of Convertible Notes....................................39

         6.4.     Notice of Default.............................................................................39

         6.5.     Conduct of Business...........................................................................39

         6.6.     Taxes.........................................................................................39

         6.7.     Insurance.....................................................................................40

         6.8.     Compliance with Laws..........................................................................40

         6.9.     Maintenance of Properties.....................................................................40

         6.10.    Inspection....................................................................................40

         6.11.    Merger........................................................................................40

         6.12.    Sale of Assets................................................................................40

         6.13.    Prepayments...................................................................................41

         6.14.    Affiliates....................................................................................41

         6.15.    Investments...................................................................................42

         6.16.    Contingent Obligations........................................................................43

         6.17.    Liens.........................................................................................43

         6.18.    Minimum Consolidated Net Worth................................................................44

         6.19.    Fixed Charges Coverage........................................................................45

         6.20.    Acquisitions..................................................................................45

         6.21.    Supplemental Guarantors.......................................................................45

         6.22.    Subordinated Indebtedness.....................................................................46

ARTICLE VII                DEFAULTS.............................................................................46

ARTICLE VIII               ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.......................................49

         8.1.     Acceleration..................................................................................49

         8.2.     Amendments....................................................................................49

         8.3.     Preservation of Rights........................................................................50
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                                TABLE OF CONTENTS
                                  (continued)

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ARTICLE IX                 GENERAL PROVISIONS...................................................................50

         9.1.     Survival of Representations...................................................................50

         9.2.     Governmental Regulation.......................................................................50

         9.3.     Stamp Duties..................................................................................50

         9.4.     Headings......................................................................................50

         9.5.     Entire Agreement; Independence of Covenants...................................................50

         9.6.     Several Obligations; Benefits of this Agreement...............................................51

         9.7.     Expenses; Indemnification.....................................................................51

         9.8.     Numbers of Documents..........................................................................51

         9.9.     Accounting....................................................................................51

         9.10.    Severability of Provisions....................................................................52

         9.11.    Nonliability of Lenders.......................................................................52

         9.12.    Choice of Law.................................................................................52

         9.13.    Consent to Jurisdiction.......................................................................52

         9.14.    Waiver of Jury Trial..........................................................................52

         9.15.    Confidentiality...............................................................................52

ARTICLE X                  THE AGENT............................................................................53

         10.1.    Appointment...................................................................................53

         10.2.    Powers........................................................................................53

         10.3.    General Immunity..............................................................................53

         10.4.    No Responsibility for Loans, Recitals, Etc....................................................53

         10.5.    Action on Instructions of Lenders.............................................................53

         10.6.    Employment of Agents and Counsel..............................................................54

         10.7.    Reliance on Documents; Counsel................................................................54

         10.8.    Agent's Reimbursement and Indemnification.....................................................54

         10.9.    Rights as a Lender............................................................................54

         10.10.   Lender Credit Decision........................................................................55

         10.11.   Successor Agent...............................................................................55

         10.12.   Agent's Fee...................................................................................55

         10.13.   Syndication Agents, Documentation Agents, etc.................................................55
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                                TABLE OF CONTENTS
                                  (continued)

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         10.14.   Notice of Default.............................................................................56

         10.15.   Guarantor Releases............................................................................56

ARTICLE XI                 SETOFF; RATABLE PAYMENTS.............................................................56

         11.1.    Setoff........................................................................................56

         11.2.    Ratable Payments..............................................................................56

ARTICLE XII                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS....................................56

         12.1.    Successors and Assigns........................................................................56

         12.2.    Participations................................................................................57

                  12.2.1. Permitted Participants; Effect........................................................57

                  12.2.2. Voting Rights.........................................................................57

                  12.2.3. Benefit of Setoff.....................................................................58

         12.3.    Assignments...................................................................................58

         12.3.1.  Permitted Assignments.........................................................................58

         12.3.2.  Effect; Effective Date........................................................................58

         12.4.    Dissemination of Information..................................................................59

         12.5.    Tax Treatment.................................................................................59

ARTICLE XIII               NOTICES..............................................................................59

         13.1.    Notices.......................................................................................59

         13.2.    Change of Address.............................................................................60

ARTICLE XIV                COUNTERPARTS.........................................................................60
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



                                    SCHEDULES

Schedule I          --        Pricing Schedule

Schedule II         --        Commitments

Schedule III        --        Disclosure Schedule

Schedule IV         --        Initial Guarantors

                                    EXHIBITS

Exhibit A           --        Form of Revolving Note

Exhibit B           --        Form of Term Note

Exhibit C           --        Required Opinions

Exhibit D           --        Form of Compliance Certificate

Exhibit E           --        Form of Assignment Agreement

Exhibit F           --        Form of Loan/Credit Related Money Transfer
                              Instruction

Exhibit G           --        Form of Revolving Advance Borrowing Notice

Exhibit H           --        Form of Prepayment Notice

Exhibit I           --        Form of Conversion/Continuation Notice

                                       i




         THIS CREDIT AGREEMENT, dated as of June 13, 2003, is among OMNICARE, INC., as the Borrower, the lenders named herein, as the Lenders, JPMorgan Chase Bank, as a Joint Syndication Agent, Lehman Commercial Paper Inc., as a Joint Syndication Agent, Wachovia Bank, National Association, as a Joint Documentation Agent, UBS Securities LLC, as a Joint Documentation Agent, and SunTrust Bank, with its office in Atlanta, Georgia, as the Administrative Agent (in such capacity, the "Agent"). The parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                                   DEFINITIONS

         1.1. Certain Defined Terms. As used in this Agreement the following terms shall have the following meanings, such meanings being equally applicable to both the singular and plural forms of the terms defined:

         "2011 Subordinated Indenture" means the Indenture dated as of March 20, 2001 by and between the Borrower and SunTrust Bank, as Trustee, as the same may be supplemented, amended or otherwise modified from time to time, pursuant to which the 2011 Subordinated Notes were issued.

         "2011 Subordinated Notes" means the 8 1/8% Senior Subordinated Notes in the aggregate amount of $375,000,000 due in 2011, issued by the Borrower pursuant to the 2011 Subordinated Indenture.

         "2013 Subordinated Notes" means the 6 1/8% Senior Subordinated Notes in the aggregate amount of $250,000,000 due in 2013, issued by the Borrower pursuant to the 2013 Subordinated Notes Supplemental Indenture.

         "2013 Subordinated Notes Supplemental Indenture" means the First Supplemental Indenture dated as of June 13, 2003 by and between the Borrower and SunTrust Bank, as Trustee, as the same may be supplemented, amended or otherwise modified from time to time, pursuant to which the 2013 Subordinated Notes were issued.

         "Acquisition" means any transaction, or any series of related transactions, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or a majority (by percentage or voting power) of the outstanding ownership interests of a limited liability company.

         "Advance" means a Revolving Advance and the Term Advance.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means SunTrust in its capacity as agent for the Lenders pursuant to Article X, and not in its capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the aggregate of the Aggregate Revolving Commitment and Aggregate Term Commitment of all the Lenders.

         "Aggregate Revolving Commitment" means the aggregate of the Revolving Commitments of all Lenders as reduced from time to time pursuant to the terms hereof.

         "Aggregate Term Commitment" means the aggregate of the Term Commitments of all Lenders, as may be reduced pursuant to the terms hereof.

         "Agreement" means this Credit Agreement, as it may from time to time be amended, restated, supplemented or otherwise modified.

         "Agreement Accounting Principles" means GAAP, applied in a manner consistent with that used in preparing the financial statements referred to in
Section 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of Federal Funds Effective Rate for such day plus 0.50% per annum.

         "Applicable Commitment Fee Rate" means, for any date, the applicable per annum Commitment Fee Rate set forth on the Pricing Schedule.

         "Applicable Letter of Credit Fee Rate" means, for any date, with respect to Letters of Credit issued pursuant to or governed by the terms of this Agreement, the applicable per annum Letter of Credit Fee Rate set forth on the Pricing Schedule.

         "Applicable Margin" means, for any date, with respect to the Loans comprising any Eurodollar Advance, the applicable rate per annum set forth on the Pricing Schedule.

         "Arrangers" means SunTrust Capital Markets, Inc., a Tennessee corporation, and its successors, in its capacity as a Joint Lead Arranger and a Joint Book Runner, and JPMorgan Securities, Inc., a Delaware banking corporation, and its successors, in its capacity as a Joint Lead Arranger and a Joint Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the President, Executive Vice President, Senior Vice President, Vice President, Finance or Treasurer of the Borrower, or any Person designated by any two of the foregoing, acting singly.

         "Borrower" means Omnicare, Inc., a Delaware corporation, and its successors and assigns.

         "Borrowing Date" means a date on which a Revolving Advance or a Swing Line Loan is made hereunder.

         "Borrowing Notice" means the Term Advance Borrowing Notice, a Revolving Advance Borrowing Notice or a Swing Line Borrowing Notice.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Atlanta, Georgia, New York, New York and London for the conduct of substantially all of their commercial lending activities and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Atlanta, Georgia and New York, New York for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 45% or more of the outstanding shares of voting stock of the Borrower, (ii) a "Fundamental Change" as defined in the Convertible Indenture, (iii) a "Change of Control" as defined in the 2011 Subordinated Indenture, (iv) a "Change of Control" as defined in the 2013 Subordinated Notes Supplemental Indenture or (v) a "Change of Control" as defined in the Trust PIERS Supplemental Indenture.

         "Chief Financial Officer" means, at any time, the Person who reports to the board of directors of the Borrower on the financial affairs of the Borrower and the Subsidiaries.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, for each Lender, its Revolving Commitment and its Term Commitment.

         "Condemnation" has the meaning specified in Section 7.8.

         "Consolidated Fixed Charges" for any period means on a consolidated basis for the Borrower and all of its Subsidiaries for such period, the sum of
(a) all interest paid in cash by the Borrower and all of its Subsidiaries (net of interest income), including the cash interest component of Capitalized Lease Obligations and Receivables Facility Financing Costs, (b) all scheduled payments of the principal amount of any Indebtedness of the Borrower or any of its Subsidiaries (including any scheduled redemption of any such Indebtedness but excluding any payment of Indebtedness of a Subsidiary acquired subsequent to the date of this Agreement if such Indebtedness is repaid within sixty (60) days of the Acquisition of such Subsidiary and excluding Indebtedness incurred under this Agreement with respect to the Revolving Loans and Swing Line Loans), (c) all income or similar taxes paid in cash by the Borrower or any of its Subsidiaries, and (d) all payments of Rentals by the

Borrower or any of its Subsidiaries, all as determined in accordance with Agreement Accounting Principles. For avoidance of doubt, the redemption as contemplated hereby of the Convertible Notes shall not constitute a scheduled redemption for purposes of this definition.

         "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined in accordance with Agreement Accounting Principles; provided, that there shall be excluded (i) the income (or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Affiliate or other Person during such period and (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

         "Consolidated Net Worth" means, as of the date of any determination thereof, the amount of the shareholders' equity of the Borrower and its Subsidiaries as would be shown on the consolidated balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any operating agreement, take-or-pay contract or application for or reimbursement agreement with respect to a letter of credit (including any Letter of Credit).

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" has the meaning specified in Section 2.8.

         "Convertible Indenture" means the Indenture dated as of December 10, 1997 by and between the Borrower and Bank One, NA (formerly known as The First National Bank of Chicago), as Trustee, as the same may be amended or modified from time to time, pursuant to which the Convertible Notes were issued.

         "Convertible Notes" means the 5% Convertible Subordinated Debentures due 2007 issued by the Borrower pursuant to the terms of the Convertible Indenture.

         "Default" means an event described in Article VII.

         "Dollars" and "$" mean the lawful money of the United States.

         "EBIT" for any period means Consolidated Net Income during such period, plus (to the extent deducted in determining Consolidated Net Income) (a) all provisions for any income or similar taxes paid or accrued by the Borrower or any of its Subsidiaries during such period, (b) interest

(including Receivables Facility Financing Costs) paid or payable by the Borrower or any of its Subsidiaries during such period as determined in accordance with Agreement Accounting Principles, (c) extraordinary losses and (d) any non-cash expenses including relating to stock option exercises (if applicable accounting rules so require) and minus (to the extent included in Consolidated Net Income)
(x) interest earned by the Borrower or any of its Subsidiaries during such period and (y) extraordinary gains.

         "Effective Date" means June 13, 2003.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means a Revolving Advance or the Term Advance denominated in Dollars that bears interest at a Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which SunTrust or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of SunTrust's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months or, if available from all of the Lenders in their respective sole discretion, nine or twelve months, commencing on a Business Day selected by the Borrower pursuant to this Agreement; provided that, notwithstanding anything in this Agreement to the contrary, (a) Borrower shall not be permitted to select Eurodollar Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten (10) different dates and (b) during the Syndication Period, "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of one month. Other than during the Syndication Period, such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six, nine or twelve months thereafter, unless there is no such numerically corresponding day in such next, second, third, sixth, ninth or twelfth succeeding month, in which case such Eurodollar Interest Period shall end on the last Business Day of such next, second, third, sixth, ninth or twelfth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, unless said next succeeding Business Day falls in a new calendar month, in which case such Eurodollar Interest Period shall end on the immediately preceding Business Day.

         "Eurodollar Loan" means a Revolving Loan or the Term Loans denominated in Dollars which bears interest at a Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(ii) one minus the Reserves (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (b) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its net income, franchise taxes and other similar taxes computed by reference to net income imposed on it, by (i) the jurisdiction under the laws of which such Lender or applicable Lending Installation or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's (or applicable Lending Installation, if a subsidiary or affiliate) principal executive office or such Lender's applicable Lending Installation is located.

         "Existing Agreement" has the meaning specified in Section 4.1(i).

         "Facility Termination Date" means June 13, 2007.

         "Fair Value" means the value of the relevant asset determined in an arm's-length transaction conducted in good faith between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (Atlanta time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Financial Undertaking" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person and its Subsidiaries or (c) obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries.

         "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of (i) EBIT of the Borrower and all of its Subsidiaries plus (ii) all discounts in any securitization transactions plus (iii) Rentals of the Borrower and all of its Subsidiaries on a consolidated basis to (b) Consolidated Fixed Charges.

         "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means any Advance denominated in Dollars which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan denominated in Dollars which bears interest at the Floating Rate.

         "GAAP" means generally accepted accounting principles as in effect from time to time.

         "Governmental Acts" has the meaning specified in Section 2.20.6(a).

         "Governmental Authority" means any country or nation, any political subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

         "Gross Negligence" means either recklessness or actions taken or omitted with conscious indifference to or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

         "Guarantor" means (a) as of the date of this Agreement, the Initial Guarantors and (b) each other Subsidiary added as a Guarantor pursuant to the terms of Section 6.21 (a "Supplemental Guarantor"), and in each such case their respective successors and assigns.

         "Guaranty" means (a) each guaranty executed as of the date of this Agreement by each of the Initial Guarantors and (b) each other guaranty executed by a Supplemental Guarantor pursuant to the terms of Section 6.21, and in each such case as the same may from time to time be amended, modified, supplemented and/or restated.

         "Health Care Company" means a Person that is engaged, directly or indirectly, in (a) owning, operating or managing one or more facilities which dispenses, markets or provides healthcare products or services, including, without limitation, pharmaceutical products or services, (b) purchasing, repackaging, selling or dispensing pharmaceutical products, (c) providing healthcare consulting and billing services, (d) distributing medical supplies and equipment, (e) providing infusion therapy products or services, (f) providing respiratory services, equipment or supplies, (g) providing parenteral and enteral nutrition products, wound care products, osotomy and urological supplies, (h) providing home health care services, (i) providing dialysis services, (j) providing contract pharmaceutical research services, (k) providing disease and outcome management services, including formulary services, (1) providing orthopedic supplies and services, (m) providing information technology, including software products and services, to Persons engaged in any of the foregoing businesses, including long term care institutions, (n) providing any service or product described in the Standard Industrial Classification Manual (1987 Revision) published by the Office of Management and Budget under the heading Industry No. 5047, 5122, 5912 or 8731 or Major Group 80 as a whole or their equivalents described in the North American Industry Classification system (United States, 1997) published by the Office of Management and Budget, (o) providing any product or service ancillary or incidental to the healthcare industry to any customer or client of any of the foregoing Persons, or (p) providing any other healthcare related products or services.

         "Hedging Agreement" means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

         "Indebtedness" of a Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) Financial Undertakings, (g) Contingent Obligations, (h) obligations under or in connection with a letter of credit (including any Letter of Credit), (i) Receivables Facility Attributed Indebtedness, (j) all net payment obligations incurred by any such Person pursuant to Hedging Agreements, and (k) with reference to the Borrower and its Subsidiaries, all obligations of Borrower or its Subsidiaries to redeem, repurchase, exchange, defease or otherwise make payments with respect to (i) Permitted Subordinated Debt, (ii) the Convertible Notes, (iii) the 2011 Subordinated Notes, (iv) the 2013 Subordinated Notes and (v) the Trust PIERS; but excluding, in any event, (x) amounts payable by such Person in respect of covenants not to compete, and (y) with reference to the Borrower and its Subsidiaries, all obligations of the Borrower and its Subsidiaries of the character referred to in this definition to the extent owing to the Borrower or any Subsidiary of the Borrower.

         "Indemnitee" has the meaning specified in Section 9.7.

         "Indenture" means the Indenture dated as of June 13, 2003 by and between Borrower and SunTrust Bank, as Trustee, as the same may be amended or modified from time to time.

         "Initial Guarantors" means the Subsidiaries of the Borrower listed on
Schedule IV hereto.

         "Interest Period" means a Eurodollar Interest Period.

         "Interest Rate Contract" means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, ownership interests in any limited liability company, notes, debentures or other securities of any other Person made by such Person.

         "Joint Venture" means any corporation, partnership, limited liability company, association, joint stock company, business trust or other combined enterprise other than a Subsidiary in which or to which the Borrower or any of its Subsidiaries has made an Investment to fund a business enterprise which engages or will engage in a business in which the Borrower or any of its Subsidiaries is engaged from time to time during the term of this Agreement.

         "L/C Draft" means a draft drawn on the Agent pursuant to any of the Letters of Credit.

         "L/C Interest" has the meaning specified in Section 2.20.2.

         "L/C Obligations" means an amount equal to the sum (without duplication) of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amounts of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the Agent and (iii) the aggregate outstanding amount of Reimbursement Obligations at such time.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

         "Letter of Credit" means any letter of credit issued pursuant to
Section 2.20.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means a Revolving Loan, a Swing Line Loan or a Term Loan.

         "Loan Documents" means this Agreement, the Notes, the Guaranties and the applications, reimbursement agreements and other instruments and agreements related to the Letters of Credit and L/C Interests and specifically excluding any Hedging Agreement.

         "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or the Guarantors to perform their respective obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan, if any, maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions and which is a multiemployer plan within the meaning of Section 3(37) of ERISA.

         "Note" means a Revolving Note or a Term Note.

         "Notice of Assignment" has the meaning specified in Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all L/C Obligations, all existing or future payment and other obligations owing by the Borrower under any Hedging Agreement with any Person that is a Lender hereunder at the time such Hedging Agreement is executed (all such obligations with respect to any such Hedging Agreement, "Hedging Obligations"), all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

         "Originators" means the Borrower and/or any of its Subsidiaries in their respective capacities as parties to any Receivables Purchase Documents, as sellers or transferors of any Receivables and Related Security in connection with a Permitted Receivables Transfer.

         "Other Taxes" has the meaning specified in Section 9.3.

         "Participants" has the meaning specified in Section 12.2.1.

         "Payment Office" means the principal office of the Agent in Atlanta, Georgia, located on the date hereof at 303 Peachtree Street, 25th Floor, Atlanta, Georgia 30308 or such other office of the Agent as the Agent may from time to time designate by written notice to the Borrower and the Lenders.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Acquisition" means any Acquisition made by the Borrower or any of its Subsidiaries provided that: (a) as of the date of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or from the incurrence of any Indebtedness in connection with such Acquisition; (b) prior to the date of such Acquisition, such Acquisition shall have been approved by the board of directors and, if applicable, the shareholders of the Person whose stock or assets are being acquired in connection with such Acquisition and no claim or challenge has been asserted or threatened by any shareholder or director of such Person which could reasonably be expected to have a material adverse effect on such Acquisition or a Material Adverse Effect; (c) as of the date of any such Acquisition, all approvals required in connection with such Acquisition shall have been obtained; and (d) any such Acquisition is an Acquisition of the assets or capital stock or other equity interests of a Person engaged in any line of business being conducted by the Borrower or any of its Subsidiaries at the time of such Acquisition or of a Health Care Company.

         "Permitted Receivables Transfer" means (i) a sale or other transfer by an Originator to a SPV or any other Person of Receivables and Related Security for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (ii) a sale or other transfer by an Originator or a SPV to (a) purchasers of or other investors in such Receivables and Related Security or (b) any other Person (including a SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Related Security, in each case pursuant to and in accordance with the terms of the Receivables Purchase Documents, provided that Receivables Facility Attributed Indebtedness incurred in connection with the Receivables Purchase Documents does not exceed $200,000,000 in the aggregate at any time.

         "Permitted Subordinated Debt" means any Indebtedness of the Borrower
(i) that is expressly subordinated to the Obligations on terms reasonably satisfactory to the Agent and the Required

Lenders, (ii) that matures by its terms no earlier than six months after the Facility Termination Date with no principal payments due prior to such date, and
(iii) that is evidenced by an indenture or other similar agreement that is in a form reasonably satisfactory to the Agent and the Required Lenders.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Prepayment Notice" has the meaning specified in Section 2.6.

         "Pricing Schedule" means the Schedule attached hereto as Schedule I.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by SunTrust (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" has the meaning specified in Section 12.3.1.

         "Receivable(s)" means and includes all of applicable Originator's or SPV's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of such Originator or SPV, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "Receivables and Related Security" means the Receivables and the related security and collections with respect thereto which are sold or transferred by any Originator or SPV in connection with any Permitted Receivables Transfer.

         "Receivables Facility Attributed Indebtedness" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

         "Receivables Facility Financing Costs" means such portion of the cash fees, service charges, and other costs, as well as all collections or other amounts retained by purchasers of receivables pursuant to a receivables purchase facility, which are in excess of amounts paid to the Borrower and its consolidated Subsidiaries under any receivables purchase facility for the purchase of receivables pursuant to such facility and are the equivalent of the interest component of the financing if the transaction were characterized as an on-balance sheet transaction.

         "Receivables Purchase Documents" means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which an Originator or Originators sell or transfer to SPVs all of their respective right, title and interest in and to certain Receivables and Related Security for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

         "Receivables Purchase Facility" means the securitization facility made available to the Borrower, pursuant to which the Receivables and Related Security of the Originators are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligation" is defined in Section 2.20.3.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 51% of the sum of (i) the Aggregate Revolving Commitment plus (ii) the aggregate principal amount of the outstanding Term Loans or if the Aggregate Revolving Commitment has been terminated, Lenders in the aggregate having at least 51% of the sum of (A) aggregate unpaid principal amount of the outstanding Revolving Advances and the L/C Obligations plus (B) the aggregate principal amount of the outstanding Term Loans.

         "Required Notices" has the meaning specified in Section 4.1(r).

         "Reserves" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserves (including all basic, supplemental, marginal and other reserves) imposed under Regulation D on Eurocurrency liabilities.

         "Revolving Advance" means a borrowing consisting of simultaneous Revolving Loans of the same Type made to the Borrower by each of the Lenders pursuant to Section 2.1, and for, in the case of Eurodollar Advances, the same Interest Period.

         "Revolving Advance Borrowing Notice" has the meaning specified in
Section 2.7.

         "Revolving Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit and in Swing Line Loans not exceeding the amount set forth opposite its name on Schedule II attached hereto as reflected in the Revolving Commitment column or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Revolving Loan" means a loan made by a Lender to the Borrower as part of a Revolving Advance.

         "Revolving Note" has the meaning specified in Section 2.14(d).

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Single Employer Plan" means a Plan, if any, maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Specified Remittance Time" means (a) if the relevant Payment Office is located in Atlanta, 12:00 noon (Atlanta time) and (b) if the relevant Payment Office is located elsewhere, such time as the Agent shall specify after consultation with the Borrower and the Lenders.

         "SPV" means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

         "Stock Issuance" means the issuance of no less than $150,000,000 of common stock of the Borrower, such issuance being a condition precedent to the effectiveness of this Agreement pursuant to Section 4.1 hereof.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and the Subsidiaries, Property that has a Fair Value representing more than 5% of Consolidated Net Worth determined as of the end of the fiscal quarter of the Borrower most recently ended prior to the date on which such determination is made.

         "SunTrust" means SunTrust Bank, with its office in Atlanta, Georgia, in its individual capacity, and its successors and assigns.

         "Supplemental Guarantor" has the meaning given that term in the definition of "Guarantor" above.

         "Swing Line Borrowing Notice" has the meaning specified in Section 2.10(b).

         "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $25,000,000 at any one time outstanding.

         "Swing Line Lender" means SunTrust or any other Lender as a successor Swing Line Lender.

         "Swing Line Loan" means a loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.10.

         "Syndication Period" means the period from the Effective Date to the earlier of (i) September 13, 2003 and (ii) the date on which the Arrangers confirm to the Borrower that the loan syndication process has been completed.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Term Advance" means the aggregate principal amount outstanding under the Term Loans from time to time.

         "Term Advance Borrowing Notice" has the meaning specified in Section
2.2.

         "Term Commitment" means for each Lender, the obligation of such Lender to make a Term Loan hereunder on the Effective Date, in an amount not exceeding the amount set forth opposite its name on Schedule II attached hereto as reflected in the Term Commitment column, as such amount may be reduced pursuant to Section 2.2.

         "Term Loan" has the meaning specified in Section 2.2.

         "Term Loans" means the aggregate of the Terms Loans of all of the Lenders.

         "Term Note" has the meaning specified in Section 2.14(d).

         "Transferee" has the meaning specified in Section 12.4.

         "Trust PIERS" means the 4.00% Junior Subordinated Convertible Debentures due 2033 of the Borrower issued pursuant to the Trust PIERS Supplemental Indenture.

         "Trust PIERS Supplemental Indenture" means the Second Supplemental Indenture dated as of June 13, 2003, by and between the Borrower and SunTrust Bank, as Trustee, as the same may be supplemented, amended or otherwise modified from time to time, pursuant to which the Trust PIERS were issued.

         "Trust PIERS Trust Agreement" means that certain Amended and Restated Trust Agreement dated June 13, 2003 of Omnicare Capital Trust I, a statutory trust created under Delaware law, executed by Borrower, as depositor, and the Delaware trustee thereunder, the sole asset of which is the Trust PIERS.

         "Type" means, (a) with respect to any Revolving Loan or Term Loan, its nature as a Floating Rate Loan or a Eurodollar Loan, and (b) with respect to any Revolving Advance or Term Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the Fair Value of all such Plan assets allocable to such benefits, all determined by the then most recent actuarial reports for such Plans.

         "United States" and "U.S." mean the United States of America.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

                                   ARTICLE II
                                   ----------

                                   THE CREDITS

         2.1. The Revolving Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and 4.3 and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of Section 2.11 and Section 8.1 relating to the reduction, suspension or termination of the Aggregate Revolving Commitment), to make Revolving Loans to the Borrower from time to time in an aggregate amount not to exceed at any one time outstanding the amount of such Lender's Revolving Commitment; provided, however, that the Aggregate Revolving Commitment shall be deemed used from time to time to the extent of the aggregate L/C Obligations and the balance of any Swing Line Loans then outstanding, and such deemed use of the Aggregate Revolving Commitment shall be applied to the Lenders ratably according to their respective Revolving Commitments. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of Section 2.11 and Section 8.1 relating to the reduction, suspension or termination of the Aggregate Revolving Commitment), the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Revolving Commitments of the Lenders to lend hereunder shall expire on the Facility Termination Date. Notwithstanding anything herein to the contrary, each of the Lenders shall be required to fund its ratable share of any Revolving Advance made in connection with any L/C Drafts notwithstanding that such Revolving Advance may be made on or after the date of any reduction, suspension or termination of the Aggregate Revolving Commitment pursuant to Section 2.11(b) or Section 8.1.

         2.2. The Term Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan (each, a "Term Loan") to the Borrower on the Effective Date in a principal amount not to exceed the Term Commitment of such Lender; provided, that if for any reason the full amount of such Lender's Term Commitment is not fully drawn on the Effective Date, the undrawn portion thereof shall automatically be canceled. The Borrower shall give Agent irrevocable notice, in the form required by Agent (the "Term Advance Borrowing Notice"), not later than 11:00 a.m. (Atlanta time) at least three (3) Business Days before the Effective Date, specifying the aggregate amount of the Term Advance, the Type of each Term Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto; provided that, notwithstanding anything herein to the contrary, the Borrower may not select an Interest Period for Eurodollar Advances during the Syndication Period which exceeds one month, and the Interest Periods with respect to all such Eurodollar Advances outstanding at any time during the Syndication Period for the Revolving Advances shall expire on the same date as the Term Advances. The execution and delivery of this Agreement by the Borrower and the satisfaction of all conditions precedent pursuant to Section 4.1 shall be deemed to constitute the Borrower's request to borrow the Term Loans on the Effective Date. The Term Commitments shall terminate on the Effective Date upon the making of the Term Loans pursuant to this Section 2.2.

         2.3. Repayment of the Loans.

                  (a) Revolving Loans and Swing Line Loans. Any outstanding Revolving Loans and Swing Line Loans shall be paid in full by the Borrower on the Facility Termination Date; provided, however, that nothing in this Section 2.3 shall be construed as limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Revolving Loans at any earlier time in accordance with the terms of this Agreement.

                  (b) Term Loans. The Borrower unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of the Term Loan of such Lender in installments payable on the dates set forth below, with each such installment being in the aggregate principal amount for all Lenders set forth opposite such date below (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement):

                  Installment Date                  Aggregate Principal Amount
                  ----------------                  --------------------------

                  September 30, 2003                $6,250,000
                  December 31, 2003                 $6,250,000
                  March 31, 2004                    $6,250,000
                  June 30, 2004                     $6,250,000
                  September 30, 2004                $9,375,000
                  December 31, 2004                 $9,375,000
                  March 31, 2005                    $9,375,000
                  June 30, 2005                     $9,375,000

                     [schedule continued on following page]

                  Installment Date                  Aggregate Principal Amount
                  ----------------                  --------------------------

                  September 30, 2005                $9,375,000
                  December 31, 2005                 $9,375,000
                  March 31, 2006                    $9,375,000
                  June 30, 2006                     $9,375,000
                  September 30, 2006                $25,000,000
                  December 31, 2006                 $25,000,000
                  March 31, 2007                    $25,000,000
                  Facility Termination Date         $75,000,000

         provided, that, to the extent not previously paid, the aggregate unpaid principal balance of the Term Loans shall be due and payable on the Facility Termination Date.

                  (c) Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay all or any part of the Obligations when due, all payments received by the Agent or the Lenders upon the Obligations and all net proceeds from any enforcement of the Obligations shall be applied: (a) first to all expenses then due and payable by the Borrower under the Loan Documents, (b) then to all indemnity obligations then due and payable by the Borrower and under the Loan Documents, (c) then to all Agent's fees then due and payable, (d) then to all commitment and other fees and commissions then due and payable, (e) then to accrued and unpaid interest on the Swing Line Loans to the Swing Line Lender, (f) then to the principal amount outstanding under the Swing Line Loans to the Swing Line Lender, (g) then to accrued and unpaid interest on the Notes and accrued and unpaid interest on the Reimbursement Obligation (pro rata in accordance with all such amounts due), (h) then to the principal amount of the Notes, Reimbursement Obligation and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (pro rata in accordance with all such amounts due) and (i) then to the cash collateral account described in Section 2.20.4 hereof to the extent of any L/C Obligations then outstanding, in that order.

         2.4. Ratable Loans; Types of Revolving Advances. Each Revolving Advance hereunder shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Revolving Commitments bear to the Aggregate Revolving Commitment. Any Revolving Advance may be a Floating Rate Advance or a Eurodollar Advance, as the Borrower shall select in accordance with Sections 2.7 and 2.8; provided that, notwithstanding anything herein to the contrary, the Borrower may not select Interest Periods for Eurodollar Advances made during the Syndication Period which exceed seven days, and the Interest Periods with respect to all such Eurodollar Advances outstanding at any time during the Syndication Period shall expire on the same date.

         2.5. Minimum Amount of Each Revolving Advance. Each Revolving Advance shall be in a minimum amount not less than $15,000,000 or an integral multiple of $1,000,000 in excess thereof; provided, however, that any Revolving Advance may be in the amount of the unused Aggregate Revolving Commitment.

         2.6. Optional Prepayments of Loans. Subject to Section 3.4 and the requirements of Section 2.5, the Borrower may (a) following notice given to the Agent by the Borrower, in the form attached hereto as Exhibit H (a "Prepayment Notice") by not later than 11:00 a.m. (Atlanta time) one Business Day prior to the date of the proposed prepayment, such notice specifying, with respect to an

Advance being prepaid, whether an Advance being prepaid is a Revolving Advance or a Term Advance and the Type of such Advance and, with respect to an Advance or Swing Line Loan being prepaid, the aggregate principal amount of and the proposed date of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Floating Rate Loans comprising part of the same Advance in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and (b) following a Prepayment Notice given to the Agent by the Borrower by not later than 11:00 a.m. (Atlanta time) on, if the Advance to be prepaid is a Eurodollar Advance, the third Business Day preceding the date of the proposed prepayment, such notice specifying the Advance to be prepaid and the proposed date of the prepayment, and, if such notice is given, Borrower shall, prepay the outstanding principal amounts of the Eurodollar Loans comprising a Eurodollar Advance in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, provided that the portion of any Revolving Advance that is not prepaid hereunder shall continue to satisfy the minimum amount for such Revolving Advance specified in Section 2.5. In the case of a Floating Rate Advance or Swing Line Loan, each partial prepayment shall be in an aggregate principal amount not less than $1,000,000, and in the case of a Eurodollar Advance, each partial prepayment shall be in a minimum aggregate principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Each prepayment of a Swing Line Loan shall be applied to the Swing Line Loans outstanding and each prepayment of an Advance shall be applied ratably to the Loans comprising such Advance, and in the case of a prepayment of a Term Advance, ratably to reduce all subsequently scheduled installments payable pursuant to Section 2.3(b). Notwithstanding anything in this Agreement to the contrary, Borrower may not reborrow under any Term Loan after a prepayment is made pursuant to this Section 2.6.

         2.7. Method of Selecting Types and Interest Periods for New Revolving Advances. The Borrower shall select the Type of each Revolving Advance and, in the case of a Eurodollar Advance, the Interest Period applicable to such Revolving Advance from time to time. The Borrower shall give the Agent irrevocable notice, in the form attached hereto as Exhibit G (a "Revolving Advance Borrowing Notice"), not later than 10:00 a.m. (Atlanta time) (i) on the Borrowing Date for each Floating Rate Advance and (ii) at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                  (a) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (b) the aggregate amount of such Advance,

                  (c) the Type of such Advance, and

                  (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than the Specified Remittance Time on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans to the Agent in immediately available funds at the relevant Payment Office. To the extent that the Agent has received funds from the Lenders as specified in the preceding sentence and the applicable conditions set forth in Article IV have been fulfilled, the Agent will make such funds available to the Borrower at the relevant Payment Office within two hours following the Specified Remittance Time, it being understood that if the relevant Payment Office is located in Atlanta, the Agent will make the applicable funds available to the Borrower by depositing such funds to such account with SunTrust as the Borrower shall designate.

         2.8. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances or prepaid pursuant to
Section 2.6. Each Eurodollar Advance of any Type shall continue as a Eurodollar Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance of such Type for the same or another Interest Period or be converted into an Advance of another Type. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Revolving Advance, or a Term Advance, of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice in the form of Exhibit I hereto (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Atlanta time) (i) in the case of a conversion into a Floating Rate Advance on the date of such conversion and (ii) in the case of a conversion into or continuation of a Eurodollar Advance, at least three Business Days before the date of such conversion or continuation, specifying:

                  (a) the requested date, which shall be a Business Day, of such conversion or continuation;

                  (b) the aggregate amount and Type of the Revolving Advance or the Term Advance which is to be converted or continued; and

                  (c) the amount and Type(s) of Revolving Advance(s) or the Term Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

         2.9. Payment of Interest on Advances; Changes in Interest Rate.

                  (a) Interest accrued on each Floating Rate Advance shall be payable on the last Business Day of each calendar quarter and on the earliest of the Facility Termination Date, the date of the reduction to zero of the Aggregate Revolving Commitment pursuant to Section 2.11 and the date of the acceleration of the Obligations pursuant to Section
         8.1. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

                  (b) Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.8(b) to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to Section 2.8(b), at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on each Revolving Advance and Term Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date.

         2.10. Swing Line Loans.

                  (a) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.2 and 4.3 and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an amount not to exceed the lesser of
         (i) $25,000,000 or (ii) the amount by which the Aggregate Revolving Commitment exceeds the sum of the outstanding principal amount of Revolving Advances and L/C Obligations. Each Swing Line Loan shall be in a minimum amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, and all interest payable on the Swing Line Loans shall be payable to the Swing Line Lender for the account of such Swing Line Lender. In no event shall the number of Swing Line Loans outstanding at any time be greater than four (4).

                  (b) Borrowing Notice. The Borrower shall deliver to the Agent and the Swing Line Lender a notice (a "Swing Line Borrowing Notice") signed by it not later than 11:00 a.m. (Atlanta time) on the Borrowing Date of each Swing Line Loan specifying (i) the applicable Borrowing Date (which shall be a Business Day) and (ii) the aggregate amount of the requested Swing Line Loan. The Swing Line Loans shall at all times be Floating Rate Loans.

                  (c) Making of Swing Line Loans. Promptly after receipt of the Swing Line Borrowing Notice under Section 2.10(b), the Agent shall notify each Lender of the requested Swing Line Loan. Not later than 2:00 p.m. (Atlanta time) on the applicable Borrowing Date, the Swing Line Lender shall make available its Swing Line Loan in funds immediately available in Atlanta to the Agent at the address specified by the Agent. The Agent will promptly make such funds available to the Borrower.

                  (d) Payment of Interest and Repayment of Swing Line Loans. Interest accrued on each Swing Line Loan shall be payable on the first Business Day of each calendar month and on the applicable date the Swing Line Loan is due. Each Swing Line Loan shall be paid in full by the Borrower upon the earlier of (i) demand therefor by Agent, and (ii) Facility Termination Date. Outstanding Swing Line Loans may be repaid from the proceeds of Revolving Advances or Swing Line Loans. Any repayment of a Swing Line Loan shall be in the minimum amount of $500,000 and in increments of $100,000 in excess thereof or the full amount of such Swing Line Loan. If the Borrower at any time fails to repay a Swing Line Loan on the applicable date when due, the Borrower shall be deemed to have elected to borrow a Floating Rate Advance under Section 2.1 as of such date equal in amount to the unpaid amount of such Swing Line Loan (notwithstanding the minimum amount of Revolving Advances as provided in Section 2.5). The proceeds of any such Revolving Advance shall be used to repay such Swing Line Loan. Unless the Required Lenders shall have notified the Swing Line Lender prior to the Swing Line Lender making any Swing Line Loan, that the applicable conditions precedent set forth in Article IV have not then been satisfied, each Lender's obligation to make Revolving Loans pursuant to Section 2.1 and this Section 2.10(d) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the occurrence or continuance of a Default; provided that the Swing Line Lender shall not make a Swing Line Loan if, at the time it would otherwise make such Loan, the Swing Line Lender has actual knowledge that a Default has occurred and is continuing. In the event that any Lender fails to make payment to the Agent of any amount due under this
         Section 2.10(d), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.10(d) or if, for any reason Revolving Advances cannot be made by the Lenders hereunder, such Lender shall, or shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest in and participation in the applicable Swing Line Loan in the amount of the Loan such Lender was required to make pursuant to this Section 2.10(d) and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the Agent and ending on the date such obligation is fully satisfied.

         2.11. Commitment Fees; Reductions in Aggregate Revolving Commitment.

                  (a) Commitment Fees. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time on the daily unused portion of such Lender's Revolving Commitment (treating the L/C Obligations and, with respect solely to the Swing Line Lender, the outstanding balance of any Swing Line Loans, as usage) from the date hereof to but excluding the earliest of the Facility Termination Date, the date of the reduction to zero of the Aggregate Revolving Commitment pursuant to this Section 2.11 and the date of the termination of the Aggregate Revolving Commitment pursuant to Section
         8.1. Such commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December, and on the earliest of the Facility Termination Date, the date of the reduction to zero of the Aggregate Revolving Commitment pursuant to this Section
         2.11 and the date of the termination of the Aggregate Revolving Commitment pursuant to Section 8.1. Commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year.

                  (b) Reductions in Aggregate Revolving Commitment. The Borrower may permanently reduce the Aggregate Revolving Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Commitment may not be reduced below the sum of the aggregate principal amount of the outstanding Revolving Advances and the aggregate outstanding L/C Obligations and Swing Line Loans.

         2.12. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9, during the continuance of a Default or Unmatured Default no Revolving Advance may be made as, converted into or continued as a Eurodollar Advance and no Term Advance may be converted into or continued as a Eurodollar Advance. Upon the occurrence and during the continuance of a Default pursuant to Section 7.2 and, if the Required Banks so elect, upon the occurrence and during the continuance of any other Default, (a) each Eurodollar Advance, until paid in full or converted to a Floating Rate Advance, shall bear interest at the Eurodollar Rate then applicable to such Advance plus 2% per annum and (b) each Floating Rate Advance shall bear interest until paid in full at a rate per annum equal to the Floating Rate plus 2% per annum.

         2.13. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 1:00 p.m. (Atlanta time) on the date when due and shall be remitted by the Agent to the Lenders according to their respective interests therein. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized, but is not obligated, to charge the accounts of the Borrower maintained with SunTrust into which proceeds of Advances are remitted pursuant to Section 2.7 for each payment of interest and fees as it becomes due hereunder, for each payment of principal, in accordance with the applicable Prepayment Notice or when otherwise due and payable in accordance with the terms hereof, and for each payment of Reimbursement Obligations when due and payable in accordance with the terms hereof.

         2.14. Noteless Agreement; Evidence of Indebtedness; Telephonic Notices

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Loan or Term Loan (and, in the case of the Swing Line Lender, each Swing Line Loan) made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

                  (d) Any Lender may request that its Revolving Loans be evidenced by a promissory note in substantially the form of Exhibit A (a "Revolving Note") and may request that its Term Loan be evidenced by a promissory note in substantially the form of Exhibit B (a "Term Note"). In such event, the Borrower shall prepare, execute and deliver to such

         Lender such Revolving Note and/or Term Note payable to the order of such Lender. Thereafter, the Revolving Loans or Term Loans evidenced by such Revolving Note and/or Term Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Revolving Notes and/or Term Notes, respectively, payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Revolving Note and/or Term Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

                  (e) The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Revolving Advances and Term Advances and effect selections of Types of Advances based on telephonic notices made by any person or persons the Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice, signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent of the relevant telephonic notice shall govern absent manifest error.

         2.15. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and Prepayment Notice received by it hereunder. The Agent will notify each Lender and the Borrower of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender and the Borrower prompt notice of each change in the Alternate Base Rate.

         2.16. Lending Installations. Each Lender may book its Loans at any one or more Lending Installations selected by such Lender and may change any such Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.17. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of repayment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of repayment by the Borrower, the interest rate applicable to the relevant Loan.

         2.18. Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender or Lending Installation, such Lender or Lending Installation that is not organized under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or any successor form prescribed by the Internal Revenue Service) or, in the case of a Lender claiming exemption from the withholding of United States federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a certificate representing that such Lender is not (i) a "bank" within the meaning of Section 881(c) of the Code or an Affiliate of such a "bank," (ii) a ten-percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code) or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and a Form W-8BEN, certifying in either case that such Lender is entitled to receive payments under this Agreement and its Notes, if applicable, without deduction or withholding of any United States federal income taxes. Each such Lender further undertakes to deliver to each of the Borrower and the Agent two additional copies of the applicable Internal Revenue Service form (or any successor form) on or before the date that such form expires (generally three successive calendar years for Form W8BEN and Form W-8ECI) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and its Notes, if applicable, without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. Additionally, each Lender that is organized under the laws of the United States of America, or a state thereof, agrees that at the request of the Agent it will deliver to the Agent and the Borrower two duly completed and executed copies of Internal Revenue Service Form W-9 (or any successor form prescribed by the Internal Revenue Service) certifying that such Lender is entitled to a complete exemption from United States backup withholding tax on payments pursuant to this Agreement.

         2.19. Termination. All unpaid Obligations (except Hedging Agreements) shall be paid in full by the Borrower on the Facility Termination Date; provided, however, that (a) all Revolving Loans made in connection with any of the Letters of Credit shall be paid in full by the Borrower on the later of the Facility Termination Date and the Business Day immediately following the date the relevant Revolving Loan is made, and (b) nothing in this Section 2.19 shall be construed as limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Obligations at any earlier time in accordance with the terms of this Agreement.

         2.20. Letter of Credit Facility.

                  2.20.1. Letters of Credit. Upon receipt of duly executed applications therefor, and such other documents, instruments and agreements as the Agent may reasonably require, and subject to the provisions of Article IV, the Agent shall issue standby Letters of Credit for the account of the Borrower, on such terms as are satisfactory to the Agent; provided, however, that no Letter of Credit will be issued for the account of the Borrower by the Agent if on the date of issuance, before or after taking such Letter of Credit into account (i) the amount of the Revolving Advances and the L/C

Obligations and the Swing Line Loans outstanding at such time would exceed the Aggregate Revolving Commitment or (ii) the aggregate outstanding amount of the L/C Obligations would exceed $25,000,000; and provided, further, that no Letter of Credit shall be issued unless it has an expiration date that is no later than the date which is five Business Days immediately preceding the Facility Termination Date.

                  2.20.2. Letter of Credit Participation. Immediately upon issuance of each Letter of Credit by the Agent hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Agent an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the Agent thereunder (collectively, an "L/C Interest") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by a fraction having as its numerator such Lender's Revolving Commitment and as its denominator the Aggregate Revolving Commitment. If the Borrower at any time fails to repay a "Reimbursement Obligation" (as defined in Section 2.20.3), the Agent will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under any Letter of Credit, such notice to be given at least three (3) Business Days before the Business Day on which the Agent makes payment of each such L/C Draft, or, in the case of any other draw on the Letter of Credit, at the time of demand by the Agent. On or before the Business Day on which the Agent makes payment of each such L/C Draft or, in the case of any other draw on the Letter of Credit, on demand of the Agent, each Lender shall make payment to the Agent, in immediately available funds in an amount equal to such Lender's ratable share (determined in accordance with the fraction described above) of the amount of such payment or draw. Unless the Required Lenders shall have notified the Agent prior to the Agent issuing any Letter of Credit, that the applicable conditions precedent set forth in Article IV have not then been satisfied, the obligation of each Lender to reimburse the Agent under this Section 2.20.2 shall be unconditional, continuing, irrevocable and absolute and shall not be affected or impaired by, among other things, the reduction, suspension or termination of the Aggregate Revolving Commitment pursuant to Section 2.11(b) or Section 8.1. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.20.2, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Agent for such amount in accordance with this Section 2.20.2.

                  2.20.3. Reimbursement Obligation. The Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the Lenders, the amount of each advance drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "Reimbursement Obligation"). If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this
Section 2.20.3, the Borrower shall be deemed to have elected to borrow a Floating Rate Advance from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation, the proceeds of which Advance shall be used to repay such Reimbursement Obligation and such an Advance shall be available from the Lenders notwithstanding the fact that the Aggregate Revolving Commitment may have been reduced, suspended or terminated pursuant to Section 2.11(b) or
Section 8.1. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to Floating Rate Advances.

                  2.20.4. Cash Collateral. Notwithstanding anything to the contrary herein or in any application for any Letter of Credit, after the occurrence and during the continuance of a Default, the Borrower shall, upon the Agent's demand, deliver to the Agent for the benefit of the Lenders, cash collateral in an amount equal to the aggregate outstanding L/C Obligations. Any such collateral shall be held by the Agent in a separate, interest-bearing account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Agent and the Lenders as collateral security for the Borrower's obligations in respect of this Agreement and the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Agent for drawings or payments under or pursuant to the Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of any other due and unpaid costs, fees, expenses and other Obligations related to the Letters of Credit, any L/C Drafts and such cash collateral account, as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 2.20.4 which are not to be applied to reimburse the Agent for amounts drawn under the Letters of Credit or L/C Drafts or to the payment of related costs, fees, expenses and other Obligations as described above, shall be returned to the Borrower. Investment earnings (net of investment losses and any unpaid costs, fees, expenses and other Obligations related to the Letters of Credit, any L/C Drafts and such cash collateral account) on amounts on deposit in the cash collateral account shall be for the account of the Borrower, and the Agent shall remit any such accrued earnings to the Borrower no less frequently than quarterly.

                  2.20.5. Letter of Credit Fees. The Borrower agrees to pay (a) to the Agent for the ratable benefit of the Lenders, a letter of credit fee equal to the Applicable Letter of Credit Fee Rate in effect from time to time (which rate shall be increased by 2% per annum upon the occurrence and during the continuation of a Default pursuant to Section 7.2 and, if the Required Lenders so elect, upon the occurrence and during the continuation of any other Default) on the aggregate daily amount available for drawing under the outstanding Letters of Credit, such fee to be paid in arrears on the last Business Day of each calendar quarter, and on the Facility Termination Date and
(b) to the Agent for its own account as issuing bank, a one time facing fee of 0.125% of the amount available for drawing under each Letter of Credit issued by the Agent, payable upon the issuance of each such Letter of Credit and all customary fees and other issuance, amendment, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by the Agent to other customers of the Agent of comparable creditworthiness with respect to standby letters of credit and commercial letters of credit, payable at the time of invoice of such amounts.

                  2.20.6. Indemnification; Exoneration.

                  (a) In addition to amounts payable as elsewhere provided in this Agreement, Borrower hereby agrees to pay, and to protect, indemnify and save harmless the Agent and each Lender from and against, any and all liabilities and costs which the Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the issuer thereof, as a result solely of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the issuer thereof to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein called "Governmental Acts").

                  (b) As among the Borrower, the Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of a Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the letter of credit application and the letter of credit reimbursement agreement executed by the Borrower in connection with any Letter of Credit, the issuer of any Letter of Credit, the Agent and the Lenders shall not be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon any Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under any Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, the issuer of any Letter of Credit, or any of the Lenders including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any rights or powers of the issuer of any Letter of Credit under this Section 2.20.6.

                  (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the issuer of any Letter of Credit under or in connection with a Letter of Credit issued on behalf of the Borrower or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put such issuer, the Agent or any Lender under any resulting liability to the Borrower or any Guarantor or relieve the Borrower or any Guarantor of any of its obligations hereunder or under the relevant Guaranty to any such Person.

                  (d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.20.6 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

                  (e) Notwithstanding anything therein to the contrary, in the event any of the provisions of any application submitted by the Borrower in connection with any Letter of Credit conflict with the provisions of this Agreement, the terms of this Agreement shall govern.

         2.21. Additional Loan. Prior to the Facility Termination Date, the Borrower shall have the right, subject to the terms and conditions set forth below, to borrow one additional term loan (the "Additional Loan") from one or more existing Lenders (provided that no Lender shall be required to make all or any portion of the Additional Loan without its prior written consent, which consent is to be given in each Lender's sole discretion) and/or one or more institutions that are not existing Lenders but are approved by the Agent and the Borrower; provided that (a) no Unmatured Default or Default shall exist either at the time of the request or the making of the Additional Loan (or will result from the making of the Additional Loan), (b) the Additional Loan shall be in a minimum amount of $10,000,000 (and in integral multiples of $1,000,000 in excess thereof), (c) the Additional Loan may only be made subsequent to the date that is ninety (90) days after the Effective Date and shall neither mature earlier than six (6) months after the Facility Termination Date nor have, with respect to the amortization schedule, an "average life" shorter than the remaining amortization schedule of the Term Loans, (d) the Additional Loan shall be in a maximum amount of the difference between $250,000,000 and the outstanding principal amount of the Term Loans at the time of the making of the Additional Loan and (e) this Agreement and any other Loan Document will be amended to incorporate the Additional Loan and reflect that, among other things, the Additional Loan shall constitute Obligations and shall be pari passu with the Terms Loans and such amendment shall reflect the pricing, maturity and amortization of the Additional Loan and such other terms concerning the Additional Loan as required by the Agent and the Lenders who agree to make the Additional Loan; provided that if the terms of the Additional Loan are not similar to the terms of the Revolving Loans and Term Loans, the Borrower agrees, at the request of the Agent and the Required Lenders, to further amend this Agreement and other Loan Documents to cause such terms applicable to the Additional Loan as selected by the Agent and the Required Lenders to become applicable to the Revolving Loans and Term Loans.

                                  ARTICLE III
                                  -----------

                             CHANGE IN CIRCUMSTANCES

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Loans, L/C Interests or other amounts due it hereunder, or

                  (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                  (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or issuing or participating in Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or Letters of Credit held, or interest received, by it by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as defined below in this Section 3.2), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans or participate in Letters of Credit hereunder (after taking into account such Lender's or such controlling corporation's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below in this Section 3.2) or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances of the affected Type to be prepaid or converted to Floating Rate Advances at the Borrower's election, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made (whether by borrowing, continuation or conversion) on the date specified by the Borrower for any reason other than default by the Lenders, or an optional prepayment, notice of which has been given in accordance with
Section 2.6, is not made on the date specified therefor in such notice, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance. In connection with any assignment by any Lender of any portion of the Loans made pursuant to Section 12.3 during the Syndication Period, if Eurodollar Advances are outstanding, the Borrower shall be deemed to have repaid all outstanding Eurodollar Advances as of the effective date of such assignment and reborrowed such amount as a Floating Rate Advance and/or Eurodollar Advance (chosen in accordance with the provisions of Section 2.4), and the indemnification provisions under this Section 3.4 shall apply to such assignment; provided that the Lenders shall use reasonable efforts to cause the effective date of any such assignment to be the last day of a Eurodollar Interest Period.

         3.5. Mitigation; Lender Statements; Survival of Indemnity.

                  (a) To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. If the obligation of the Lenders to make Eurodollar Advances has been suspended pursuant to Section 3.3 as a consequence of a determination by any Lender that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law or any Lender has demanded compensation under Section 3.1 or 3.2, the Borrower may elect
         (i) subject to Section 3.4, to prepay any outstanding Revolving Advances and the Term Advance to the extent necessary to mitigate its liability under Section 3.1 or 3.2, (ii) in the event the Term Loans have been paid in full, to terminate the applicable Lender's Revolving Commitment hereunder, or (iii) to require the applicable Lender to assign its outstanding Revolving Loans and Term Loan, L/C Interests and Revolving Commitment hereunder to another financial institution designated by the Borrower and reasonably acceptable to the Agent. The obligation of a Lender to assign its rights and obligations hereunder or terminate its Commitment hereunder as contemplated by this Section 3.5(a) is subject to the requirements that (x) all amounts owing to that Lender under the Loan Documents are paid in full upon the completion of such assignment or prior to such termination and (y) any assignment is effected in accordance with the terms of Section 12.3 and on terms otherwise satisfactory to that Lender (it being understood that the Borrower shall pay the processing fee payable to the Agent pursuant to Section 12.3.2 in connection with any such assignment).

                  (b) Each Lender shall deliver a written statement of such Lender (with a copy to the Agent) as to the amount due, if any, under
         Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded such Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1,
         3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV
                                   ----------

                              CONDITIONS PRECEDENT

         4.1. Effectiveness; Term Loans. This Agreement shall become effective and the Lenders shall be obligated to make the Term Loans only after the Agent shall have received from the

Borrower, and if requested by a Lender, with sufficient copies (other than in the case of the Notes) for such Lender(s), each of the following items in form and substance satisfactory to the Agent (provided that items (l), (m) and (p) hereunder shall also be delivered to, and in form and substance satisfactory to, each Lender):

                  (a) copies of the certificate of incorporation of the Borrower, together with all amendments, and, to the extent applicable, a certificate of good standing, certified by the Delaware Secretary of State;

                  (b) copies, certified by the Secretary, Assistant Secretary or other appropriate officer or director of the Borrower of its by-laws (or any comparable constitutive laws, rules or regulations) and of its board of directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the relevant Loan Documents;

                  (c) incumbency certificates, executed by the Secretary or Assistant Secretary or other appropriate officer or director of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the relevant Loan Documents and to make borrowings hereunder, as applicable, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

                  (d) a certificate of the Secretary, Assistant Secretary or other appropriate officer or member of each Initial Guarantor certifying: (i) a copy of its certificate of incorporation, organization or formation, (ii) a copy of its by-laws, operating agreement or other similar governing document, (iii) a copy of the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Guaranty, and (iv) the name, title and specimen signature of each officer or other person authorized to sign the Guaranty;

                  (e) a copy of a good standing certificate (if such a certificate is available with respect to a particular entity that is not a corporation) for each Initial Guarantor, issued by the appropriate governmental officer in its jurisdiction of organization;

                  (f) a certificate, signed by the Chief Financial Officer, stating that, to the best of his knowledge after due inquiry, on the date hereof no Default or Unmatured Default has occurred and is continuing;

                  (g) an opinion of Thompson Hine LLP, counsel to the Borrower, substantially in the form of Exhibit C-1 hereto and an opinion of Dewey Ballantine LLP, counsel to the Borrower, substantially in the form of Exhibit C-2 hereto;

                  (h) a Revolving Note and/or a Term Note, payable to the order of each Lender that has requested a Note;

                  (i) written money transfer instructions, in substantially the form of Exhibit F hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested, which instructions shall, among other things, direct the Agent to repay in full (i) the loans and advances outstanding under that certain Credit Agreement dated as of March 20, 2001, as amended, among the Borrower, Bank One (formerly known as The First National Bank of Chicago), as Agent, and the lenders parties thereto and related documents thereto (the "Existing Agreement"), as of the effective date of this Agreement, together with all accrued and unpaid interest thereon and all breakage fees and other amounts payable with respect thereto and (ii) all commitment fees and utilization fees accrued and unpaid under the Existing Agreement as of the Effective Date of this Agreement;

                  (j) written evidence of the termination of the Existing Agreement as of the effective date of this Agreement;

                  (k) a Guaranty signed by each of the Guarantors;

                  (l) a copy of the Indenture, certified as true and correct by the Secretary or Assistant Secretary or other appropriate officer or director of the Borrower;

                  (m) a copy of the 2013 Subordinated Notes Supplemental Indenture, certified as true and correct by the Secretary or Assistant Secretary or other appropriate officer or director of the Borrower;

                  (n) evidence that the 2013 Subordinated Notes have been issued and that Borrower received at least $250,000,000 (prior to underwriter's discount) in gross cash proceeds in connection therewith;

                  (o) evidence that the Stock Issuance has closed and that Borrower received at least $150,000,000 (prior to underwriter's discount) in gross cash proceeds in connection therewith;

                  (p) a copy of the Trust PIERS Supplemental Indenture and the Trust PIERS Trust Agreement, both certified as true and correct by the Secretary or Assistant Secretary or other appropriate officer or director of the Borrower;

                  (q) evidence that all conditions to be satisfied by Borrower for the issuance of the Trust PIERS have been satisfied and that Borrower shall receive at least $250,000,000 (prior to underwriter's discount) in gross cash proceeds within two (2) Business Days after the Effective Date;

                  (r) a certificate, signed by an authorized officer of the Borrower, stating that the required notices for the redemption of the Convertible Notes of the Borrower ("Required Notices") have been completed, signed and shall be delivered promptly after the issuance of the Trust PIERS; and

                  (s) such other documents as any Lender or its counsel may have reasonably requested.

         4.2. Initial Revolving Advance, Etc. No Lender shall be required to make the initial Revolving Advance or Swing Line Loan or issue Letters of Credit or purchase participations in the Swing Line Loans or such Letters of Credit hereunder, unless each of the following items have been delivered or met to Agent's satisfaction on the applicable Borrowing Date:

                  (a) there exists no Default or Unmatured Default;

                  (b) the conditions set forth in Section 4.1 hereof have been satisfied;

                  (c) Agent has received a copy of the cross receipts, certified as true and correct by the Secretary or Assistant Secretary or other appropriate officer or director of the Borrower, stating that the Trust PIERS have been issued and that Borrower has received at least $250,000,000 (prior to underwriter's discount), in gross cash proceeds in connection therewith;

                  (d) Agent has received a certificate, signed by an authorized officer of the Borrower stating that the Required Notices have been delivered and the Borrower has completed all other requirements under the Convertible Indenture to redeem the Convertible Notes other than remittance of payment therefor;

                  (e) the representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

                  (f) in the case of a Revolving Loan or Letter of Credit, after giving effect to such Loan or the issuance of such Letter of Credit, the aggregate outstanding principal amount of all Revolving Advances and outstanding L/C Obligations and Swing Line Loans does not exceed the Aggregate Revolving Commitment.

         4.3. Each Advance and Letter of Credit. No Lender shall be required to make any Loan, nor shall the Agent be required to issue any Letter of Credit hereunder, and on the applicable Borrowing Date or date for issuance of such Letter of Credit:

                  (a) there exists no Default or Unmatured Default;

                  (b) the representations and warranties contained in Article V are true and correct as of the Effective Date or such Borrowing Date or date for issuance of such Letter of Credit except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

                  (c) in the case of a Revolving Loan or Letter of Credit, after giving effect to such Loan or the issuance of such Letter of Credit, the aggregate outstanding principal amount of all Revolving Advances and outstanding L/C Obligations and Swing Line Loans does not exceed the Aggregate Revolving Commitment.

Each Borrowing Notice (including telephonic notice) and each application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.3(a), (b) and (c) have been satisfied. Each Conversion/Continuation Notice (including telephonic notice) with respect to a Loan shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.3(a) and (b) have been satisfied.

                                   ARTICLE V
                                   ---------

                         REPRESENTATIONS AND WARRANTIES

         5. Representations and Warranties. The Borrower represents and warrants to the Lenders that:

         5.1. Corporate Existence and Standing. The Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that, in the case of any Subsidiary of the Borrower, the failure to be in good standing or, in the case of the Borrower or any Subsidiary of the Borrower, the failure to be authorized to conduct business in any jurisdiction could not, when taken together with all similar failures by such Subsidiary and each other Subsidiary, reasonably be expected to have a Material Adverse Effect.

         5.2. Authorization and Validity. The Borrower and each Guarantor has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is party and to perform its obligations thereunder. The execution and delivery by each of the Borrower and each Guarantor of the Loan Documents to which it is party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and each Loan Document to which the Borrower or any Guarantor is party constitutes the legal, valid and binding obligation of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by each of the Borrower and each Guarantor of the Loan Documents to which it is party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement which violation, conflict or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         5.4. Financial Statements. The March 31, 2003, consolidated financial statements of the Borrower and its Subsidiaries, heretofore delivered to the Lenders, were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at the date thereof and the consolidated results of their operations for the period then ended, subject to normal year-end adjustments and the absence of notes.

         5.5. Material Adverse Change. Since December 31, 2002, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. All material tax returns required to be filed by the Borrower or any of its Subsidiaries in any jurisdiction have, in fact, been filed, all such material tax returns have been prepared in accordance with applicable laws, and all material taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective properties, income or franchises, which are shown on such material tax returns have been paid except to the extent such tax payments are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles. For all taxable years ending on or before December 31, 1996, the United States Federal income tax liability of the Borrower and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional United States Federal income tax has expired or the Borrower or the applicable Subsidiary has entered into an agreement with the United States Internal Revenue Service closing conclusively the total tax liability for the taxable year. Neither the Borrower nor any of its Subsidiaries knows of any proposed additional tax assessment against it or any of them for which adequate provision has not been made on its or their accounts, and no controversy in respect of additional income or other taxes due or claimed to be due to any Governmental Authority is pending or to the knowledge of the Borrower or its Subsidiaries threatened the outcome of which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Liabilities. Except as set forth on
Schedule III hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary of the Borrower which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, to the knowledge of the Borrower's officers neither the Borrower nor any of its Subsidiaries has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule III hereto, together with the most recent update, if any, delivered pursuant to Section 6.1(i), contains an accurate list of all of the Subsidiaries (except for inactive Subsidiaries with immaterial assets and liabilities) of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or its Subsidiaries. All of the issued and outstanding shares of capital stock of the Subsidiaries of the Borrower listed on Schedule III hereto, together with the most recent update, if any, delivered pursuant to Section 6.1(i), have been duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $10,000,000 in the aggregate. Each Single Employer Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Single Employer Plan, none of the Borrower or any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and, to Borrower's knowledge, no steps have been taken to reorganize or terminate any Plan.

         5.10. Accuracy of Information. No written information, exhibit or report prepared and furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, taken as a whole, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. The Borrower and its Subsidiaries are in compliance with Regulation U.

         5.12. Material Agreements. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could have a Material Adverse Effect.

         5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that, or is otherwise aware that, its operations are not in material compliance with any of the requirements of applicable environmental, health and safety statutes and regulations of any Governmental Authority or the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.14. Ownership of Properties. Except as set forth on Schedule III hereto, on the date of this Agreement, there are no Liens, other than those permitted by Section 6.17, on the Property and assets reflected as owned by the Borrower or any of its Subsidiaries in the financial statements delivered from time to time pursuant hereto.

         5.15. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.16. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.17. Seniority of Obligations. The Obligations under this Agreement will at all times constitute (a) "Senior Indebtedness" as defined in and for purposes of the Convertible Indenture and (b) "Senior Indebtedness" as defined in and for purposes of the Trust PIERS Supplemental Indenture. The Obligations under this Agreement and the obligations of the Guarantors under the Guaranty will at all times constitute (x) "Senior Debt" as defined in and for purposes of the 2011 Subordinated Indenture, (y) "Designated Senior Debt" as defined in and for purposes of the Indenture and (z) "Designated Senior Debt" as defined in and for purposes of the 2013 Subordinated Notes Supplemental Indenture.

                                   ARTICLE VI
                                   ----------

                                    COVENANTS

         6. Covenants. During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with generally accepted accounting principles, and will furnish or cause to be furnished to the Lenders:

                  (a) (i) within (A) 120 days after the close of the Borrower's fiscal year ending in 2003, (B) 105 days after the close of the Borrower's fiscal year ending in 2004, and (C) 90 days after the close of each of the Borrower's fiscal year thereafter, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Borrower's independent chartered accountants or independent public accountants) audit report certified by independent public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a letter which conforms to professional pronouncements promulgated by the American Institute of Certified Public Accountants from the firm of said accountants to the effect that in the course of, and based solely upon their audit of such financial statements, nothing has come to their attention to cause them to believe that there existed on the date of such statements any Default or Unmatured Default under Sections 6.18 or 6.19, or, if in the opinion of such accountants, any Default or Unmatured Default exists, the statement shall state its nature and length of time it has existed; and (ii) within 180 days after the close of each of the Borrower's fiscal years, the management letter, if any, prepared by the applicable accountants in connection with the financial statements for such fiscal year delivered pursuant to the foregoing clause (i);

                  (b) within (i) 60 days after the close of the first three quarterly periods of the Borrower's fiscal year ending in 2003, (ii) 55 days after the close of the first three quarterly periods of the Borrower's fiscal year ending in 2004, and (iii) 50 days after the close of the first three quarterly periods of each of the Borrower's fiscal year thereafter, and for the Borrower and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Chief Financial Officer;

                  (c) together with the financial statements required pursuant to the foregoing clauses (a) and (b), a compliance certificate in substantially the form of Exhibit D hereto signed by the Chief Financial Officer showing the calculations necessary to determine compliance with this Agreement (including, without limitation the financial covenants, compliance with Section 6.21, and compliance with the various other covenants which contain financial tests or baskets) and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and any and all actions taken with respect thereto;

                  (d) within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

                  (e) as soon as possible and in any event within ten days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, the occurrence of which may reasonably be expected to give rise to a Material Adverse Effect, a statement, signed by the Chief Financial Officer, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

                  (f) as soon as possible and in any event within 30 days after receipt by the Borrower or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may reasonably be expected to be liable for $10,000,000 or more of potential liability (when aggregated with other similar potential liability) to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which violation could reasonably be expected to give rise to a Material Adverse Effect;

                  (g) promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

                  (h) promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and of each regular report and any registration statement or prospectus, filed by the Borrower with the Securities and Exchange Commission or any other United States federal or state securities exchange, securities trading system or with any United States national stock exchange and one copy of each periodic report filed by the Borrower with any other similar regulatory authority, in all cases without duplication; provided, however, that the Borrower shall not be obligated to provide to the Agent and the Lenders routine reports which are required to be provided to any of the above-listed entities concerning the management of employee benefit plants, including, without limitation, stock purchases or the exercise of stock options made under any such employee benefit plan;

                  (i) together with the financial statements delivered pursuant to Section 6.1(a), a current list of all of the Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or its Subsidiaries; and

                  (j) promptly, such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2. Use of Proceeds.

                  (a) Loan Proceeds. The Borrower will cause the proceeds of the Term Loans to be used for the payment of costs and fees associated with the closing of the Loans and for the repayment of the outstanding loans and advances made under the Existing Agreement. Further, the Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Revolving Advances and the Swing Line Loans to repay Advances and the Swing Line Loans, to make Permitted Acquisitions or for general corporate purposes. The Borrower will not, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Advances or the Swing Line Loans to purchase or carry any "margin stock" (as defined in Regulation U) in a manner which violates Regulation U.

                  (b) Additional Proceeds. On the Effective Date, the Borrower will cause the proceeds from the 2013 Subordinated Notes to be used to pay in full the balance of the outstanding loans and advances made under the Existing Agreement. After the Effective Date, the Borrower will cause a portion of the proceeds of the Stock Issuance and the net proceeds derived from the issuance of the Trust PIERS to be used to satisfy the Convertible Notes in full on or before the date designated for payment in the Required Notices.

         6.3. Issuance of Trust PIERS; Satisfaction of Convertible Notes. Within two (2) Business Days of the Effective Date, Borrower will cause the Trust PIERS to be issued and receive gross proceeds therefrom (prior to underwriter's discount) in the amount of at least $250,000,000. Additionally, Borrower will cause the Required Notices to be promptly delivered to the appropriate parties to redeem the Convertible Notes and will cause the Convertible Notes, and all obligations evidenced by the Convertible Indenture to be paid in full within fifty (50) days of the issuance of the Trust PIERS.

         6.4. Notice of Default. The Borrower will, and will cause each of its Subsidiaries to, give notice in writing to the Lenders of the occurrence (a) of any Default or Unmatured Default and (b) of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, which notice, in either case, shall be given promptly and in any event within five Business Days after the Borrower or relevant Subsidiary becomes aware of the Default, Unmatured Default or other development and shall state the nature and status thereof and any and all actions taken with respect thereto.

         6.5. Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

         6.6. Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles.

         6.7. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice and customary for companies similar in size and nature, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.8. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all laws (including, without limitation, all environmental laws), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         6.9. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.10. Inspection. The Borrower will, and will cause each of its Subsidiaries to, permit the Agent and any or each Lender, by its respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals during normal business hours, upon oral or written request of the Agent or any Lender at least three Business Days in advance so long as no Default or Unmatured Default shall have occurred and is continuing, or, if a Default or Unmatured Default has occurred and is continuing, upon the Agent's request. Such inspection rights are subject to reasonable limitations imposed by the Borrower and its Subsidiaries with respect to safety and shall not extend to trade secrets of the Borrower or its Subsidiaries or to information covered by attorney-client or other privilege.

         6.11. Merger. The Borrower will not, nor will it permit any of its Subsidiaries to, merge or consolidate with any other Person, or permit any other Person to consolidate with it, except that:

                  (a) any Subsidiary may consolidate with or merge with or into
         (i) the Borrower or any Wholly-Owned Subsidiary (if the Borrower or such Wholly-Owned Subsidiary shall be the continuing or surviving corporation) or (ii) any other corporation (if such continuing or surviving corporation becomes a Wholly-Owned Subsidiary of Borrower and, if applicable, a Supplemental Guarantor hereunder pursuant to
         Section 6.21); and

                  (b) the Borrower may merge with or into any other corporation if the Borrower shall be the continuing or surviving corporation;

         provided, that as of the date of such merger or consolidation, no Default or Unmatured Default shall have occurred and be continuing or would result from such merger or consolidation or from the incurrence of any Indebtedness in connection with such merger or consolidation.

         6.12. Sale of Assets. The Borrower will not, nor will it permit any of its Subsidiaries to, lease, sell or otherwise dispose of its Property to any other Person except for (a) sales of Property in the ordinary course of business, (b) leases, sales or other dispositions of its Property to the Borrower or a Subsidiary of the Borrower, (c) any transfer of an interest in Receivables, Receivables and Related Security, accounts or notes receivable on a limited recourse basis under the Receivables Purchase Documents, provided that such transfer qualifies as a legal sale and as a sale under Agreement Accounting Principles, (d) the disposition of any Hedging Agreement, and (e) other leases, sales or other dispositions of its Property subject to the requirement that at least 90% of the aggregate net proceeds of each such lease, sale or other disposition of Property in each fiscal year are reinvested in the business of the Borrower and the Subsidiaries as conducted in accordance with the requirements of Section 6.5.

         6.13. Prepayments. The Borrower will not, nor will it permit any of its Subsidiaries to, either directly or indirectly, voluntarily redeem, retire or otherwise pay prior to its scheduled maturity, or accelerate the maturity of, Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness arising hereunder, any Hedging Agreement, the Convertible Notes, or the conversion of Indebtedness of the Borrower or any of its Subsidiaries to equity of the Borrower or any of its Subsidiaries and other than Indebtedness arising under the 2011 Subordinated Notes and the 2013 Subordinated Notes which is satisfied from proceeds of Permitted Subordinated Debt); provided that the Borrower and its Subsidiaries may, within sixty (60) days of an entity becoming a Subsidiary, redeem, retire or otherwise pay prior to its scheduled maturity, or accelerate the maturity of, Indebtedness of such entity outstanding on the date such entity becomes a Subsidiary; provided further that, absent the existence of a Default or Unmatured Default, the Borrower and its Subsidiaries may redeem, retire or otherwise pay prior to its scheduled maturity, or accelerate the maturity of, any Indebtedness which is not subordinated in right of payment to Indebtedness outstanding hereunder; provided further that, absent the existence of a Default or Unmatured Default, the Borrower and its Subsidiaries may redeem, retire or otherwise pay prior to its scheduled maturity, or accelerate the maturity of, Indebtedness of the Borrower and its Subsidiaries in an amount not in excess of $20,000,000 in the aggregate during the term of this Agreement which amount shall not include the 2011 Subordinated Notes and the 2013 Subordinated Notes if satisfied from the proceeds of Permitted Subordinated Debt; provided further that Receivables Facility Attributed Indebtedness shall be deemed not to be Indebtedness for purposes of this Section 6.13; and provided further that the Borrower and its Subsidiaries may after March 31, 2006 redeem, purchase or otherwise pay prior to its scheduled maturity any Indebtedness arising under the 2011 Subordinated Notes provided that at the time of any such redemption, purchase or payment (a) the Term Loans are paid in full, (b) after such redemption, purchase or payment, no less than $250,000,000 remains unfunded under the Aggregate Revolving Commitment, (c) Borrower has achieved and maintains a Moody's Rating (as defined on Schedule I) of Baa3 or better or a S&P Rating (as defined on Schedule I) of BBB - or better and (d) no Default or Unmatured Default has occurred and continues to exist.

         6.14. Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction; provided, however, that nothing contained in this Section 6.14 shall prohibit transactions between the Borrower and any Guarantor, or between or among Guarantors, in each case in the ordinary course of business, or Permitted Receivables Transfers.

         6.15. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Investments, or commitments therefor, except:

                  (a) Investments described on Schedule III hereto;

                  (b) Investments by the Borrower or any of its Subsidiaries in and to any Subsidiary, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary, provided that if such Investment is an Acquisition, it shall be a Permitted Acquisition;

                  (c) Investments in property or assets to be used in the ordinary course of business of the Borrower and any of its Subsidiaries conducted as described in Section 6.5;

                  (d) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Borrower or any Subsidiary, is accorded a rating of A2 or better by Standard & Poor's or P2 or better by Moody's or any other United States nationally recognized credit rating agency of similar standing;

                  (e) Investments in direct obligations of the United States, any agency or instrumentality of the United States, the payment or guarantee of which constitutes a full faith and credit obligation of the United States, maturing in three years or less from the date of acquisition thereof (or repurchase agreements fully collateralized by such obligations);

                  (f) Investments in direct obligations of any State or municipality within the United States maturing in three years or less from the date of acquisition thereof which, in any such case, at the time of acquisition by the Borrower or any Subsidiary, is accorded one of the two highest long-term or short-term, as applicable, debt ratings by Standard & Poor's or Moody's or any other United States nationally recognized credit rating agency of similar standing (or repurchase agreements fully collateralized by such obligations);

                  (g) Investments in certificates of deposit or bankers' acceptances issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $100,000,000 and having a short-term unsecured debt rating of at least "P-1" by Moody's or "A-1" by Standard & Poor's;

                  (h) Investments made in connection with Permitted
         Acquisitions;

                  (i) Investments made as of the Effective Date in connection with Joint Ventures described on Schedule III hereto;

                  (j) any loan or other advance by the Borrower or any of its Subsidiaries, as the case may be, to any of its or their officers or employees, as the case may be, in the normal course of business, so long as the aggregate of all such loans or advances by the Borrower and its Subsidiaries does not exceed $5,000,000 at any time outstanding, plus reasonable, reimbursable business and travel expenses;

                  (k) any fund or other pooling arrangement which exclusively purchases and holds Investments described in this Section 6.15;

                  (l) cash management accounts maintained by the Borrower and deposit accounts of the Borrower or any of its Subsidiaries in the ordinary course of business,

                  (m) Investments (i) required in connection with the Receivables Purchase Documents and (ii) resulting from the transfers permitted by Section 6.12(c); and

                  (n) other Investments, together with Contingent Obligations permitted pursuant to Section 6.16(i) not to exceed in the aggregate more than 5% of Consolidated Net Worth.

         6.16. Contingent Obligations. The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Contingent Obligation, except (a) by endorsement of instruments for deposit or collection in the ordinary course of business; (b) pursuant to the Guaranties; (c) Contingent Obligations of the Borrower and any of its Subsidiaries described on Schedule III hereto; (d) Contingent Obligations incurred by the Borrower in respect of the obligations (other than obligations constituting Indebtedness of the types described in clauses (a), (d) and (e) of the definition of "Indebtedness" and, to the extent issued in support of Indebtedness of the types described in such clauses (a), (d) and (e), clause (h) of the definition of "Indebtedness") of any Guarantor; (e) Contingent Obligations incurred by any Guarantor in respect of obligations (other than obligations constituting Indebtedness of the types described in clauses (a), (d) and (e) of the definition of "Indebtedness" and, to the extent issued in support of Indebtedness of the types described in such clauses (a) (d) and (e), clause (h) of the definition of "Indebtedness") of any of its Subsidiaries that is a Guarantor; (f) Contingent Obligations incurred by any Subsidiary in respect of the obligations of any of its Subsidiaries and existing at the time such Subsidiary is acquired, directly or indirectly, by the Borrower and not incurred in anticipation of such Acquisition, and Contingent Obligations incurred by the Borrower in respect of any such obligations; (g) Contingent Obligations of the Borrower or any of its Subsidiaries arising under the Receivables Purchase Documents; (h) Contingent Obligations incurred by any Guarantor pursuant to a guaranty of repayment of the Indebtedness of the Borrower under the 2011 Subordinated Notes or the 2013 Subordinated Notes; (i) Contingent Obligations incurred by the Borrower pursuant to a guaranty of repayment of the obligations of Omnicare Capital Trust I, a wholly-owned statutory trust of Borrower; and (j) other Contingent Obligations, together with Investments permitted pursuant to Section 6.15(n), not to exceed in the aggregate more than 5% of Consolidated Net Worth.

         6.17. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or such Subsidiary, as applicable, except:

                  (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (d) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the same or interfere with the use thereof in the business of the Borrower or any Subsidiary of the Borrower;

                  (e) Liens existing as of the Effective Date and described on
         Schedule III hereto;

                  (f) Liens created or incurred after the Effective Date, given to secure the Indebtedness incurred or assumed in connection with the acquisition of property or assets useful and intended to be used in carrying on the business of the Borrower or any Subsidiary of the Borrower, including Liens existing on such property or assets at the time of acquisition thereof or at the time of acquisition by the Borrower or such Subsidiary, as applicable, of an interest in any business entity then owning such property or assets, whether or not such existing Liens were given to secure the consideration for the property or assets to which they attach, subject to the requirement that the Lien shall attach solely to the assets acquired or purchased;

                  (g) any extension, renewal or replacement of any Lien permitted by the preceding clauses (e) and (f) in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such Lien shall attach solely to the same property or assets, and (ii) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refunding;

                  (h) (i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States, any state or any foreign government or agency thereof entered into in the ordinary course of business and (ii) Liens incurred in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations, provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of the Borrower or such Subsidiary as may be required by Agreement Accounting Principles; and

                  (i) Liens arising under the Receivables Purchase Documents.

         6.18. Minimum Consolidated Net Worth. The Borrower will maintain at all times a Consolidated Net Worth of at least the sum of:

                  (a) $1,042,498,000, plus

                  (b) the sum of 50% of Consolidated Net Income for each fiscal quarter ending after March 31, 2003 (but only to the extent that, in the case of any such fiscal quarter, Consolidated Net Income for such fiscal quarter is at least $1.00), plus

                  (c) 80% of the aggregate amount of the net cash proceeds received by the Borrower from the Stock Issuance, plus

                  (d) 100% of the aggregate amount of the net cash proceeds received by the Borrower or any of its Subsidiaries from the issuance or sale after the Effective Date of capital stock of the Borrower or any of its Subsidiaries, plus

                  (e) 100% of the aggregate principal amount of Convertible Notes converted after March 31, 2003 into capital stock of the Borrower, plus

                  (f) 100% of the aggregate principal amount of Trust PIERS converted by the holder or beneficial owner thereof at any time into capital stock of the Borrower.

         6.19. Fixed Charges Coverage. The Borrower will at all times maintain a Fixed Charge Coverage Ratio for the most recently ended period of four consecutive fiscal quarters of at least 1.35 to 1.00.

         6.20. Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, make any Acquisition other than a Permitted Acquisition.

         6.21. Supplemental Guarantors.

                  (a) The Borrower will at all times maintain Guaranties from the Initial Guarantors and Supplemental Guarantors such that as of the end of each fiscal quarter (x) the aggregate assets of the Borrower and the Guarantors are not less than 90% of the consolidated assets of the Borrower and its Subsidiaries and (y) the aggregate gross revenues of the Borrower and the Guarantors (calculated as of the last day of the Borrower's and the Guarantors' most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter) do not constitute less than 90% of the aggregate gross revenues of the Borrower and its Subsidiaries (calculated as of the last day of the Borrower's and its Subsidiaries' most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter); provided that (i) in the event that any Subsidiary (including, without limitation, any continuing or surviving corporation which becomes a Subsidiary as contemplated by Section 6.11(a)(ii)) of the Borrower (other than a Guarantor) (A) at any time has assets, determined in accordance with GAAP, with a book value equal to or greater than an amount equal to two and one half percent (2 1/2%) of the consolidated assets of the Borrower and its Subsidiaries determined as of the last day of the immediately preceding fiscal quarter or (B) guarantees Borrower's obligations under the 2011 Subordinated Notes, the 2013 Subordinated Notes or the Trust PIERS, such Subsidiary shall promptly execute and deliver a Guaranty as a Supplemental Guarantor pursuant to this Section 6.21, and (ii) in no event shall any SPV be required to become a Guarantor hereunder if its guaranty of any Indebtedness of the Borrower would violate any of the Receivables Purchase Documents. In maintaining such Guaranties, the guaranties executed by any Supplemental Guarantors shall be executed and delivered to the Agent for the benefit of each of the Lenders and shall be substantially identical to the guaranties previously executed by each of the Initial Guarantors, together with such supporting documentation, including corporate resolutions and opinions of counsel with respect to such additional guaranty, as may be reasonably required by the Agent and the Required Lenders.

                  (b) In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) an Affiliate of the Borrower, then such Guarantor (in the event of a sale or disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its respective Guaranty, provided, that (i) such Guarantor or other Person, as the case may be, is concurrently released and relieved of any obligations it may have with respect to the 2011 Subordinated Notes or the 2013 Subordinated Notes, and (ii) after such release the Borrower remains in compliance with
         Section 6.21(a).

         6.22. Subordinated Indebtedness. The Borrower will not make or permit to be made any amendment or modification to the Convertible Indenture, the 2011 Subordinated Indenture, the Indenture, the 2013 Subordinated Notes Supplemental Indenture, the Trust PIERS Supplemental Indenture or the Trust PIERS Trust Agreement, or any note or other agreement governing the Convertible Notes, the 2011 Subordinated Notes, the 2013 Subordinated Notes, the Trust PIERS or the Permitted Subordinated Debt that would adversely affect the Lenders. The Obligations under this Agreement shall constitute (a) "Designated Senior Indebtedness" for purposes of the Convertible Indenture, (b) "Senior Debt" for purposes of the 2011 Subordinated Indenture, (c) "Designated Senior Debt" for purposes of the Indenture, (d) "Designated Senior Debt" for purposes of the 2013 Subordinated Notes Supplemental Indenture and (e) "Senior Indebtedness" for purposes of the Trust PIERS Supplemental Indenture.

                                  ARTICLE VII
                                  -----------

                                    DEFAULTS

         7. Defaults. The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, any Letter of Credit, any Guaranty or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

         7.2. Nonpayment of principal of any Loan or Note or L/C Obligation when due, or nonpayment of interest upon any Loan or Note or of any commitment fee or other obligations under any of the Loan Documents within five Business Days after the same becomes due.

         7.3. The breach by the Borrower or any of its Subsidiaries of any of the terms or provisions of Section 6.1, 6.2, 6.3, 6.4(a), 6.11, 6.12, 6.13,
6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21 or 6.22.

         7.4. The breach by the Borrower or any of its Subsidiaries (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this

Agreement which is not remedied within 30 days after receipt of written notice from the Agent or any Lender.

         7.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness equal to or exceeding $25,000,000 in the aggregate when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness equal to or exceeding $25,000,000 in the aggregate was created or is governed, or any other event (including the occurrence of any "Amortization Event" or event of like import in connection with the Receivables Purchase Facility, but excluding a redemption of Receivables and Related Security pursuant to a "clean-up call" event) shall occur or condition exist, (i) the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity, or (ii) if such default or event shall occur or such condition exist under any Receivables Purchase Documents, the effect of which is to (A) terminate, or permit the investors thereunder to terminate, the reinvestment of collections or proceeds of Receivables and Related Security under any Receivables Purchase Document (other than a termination resulting solely from the request of the Borrower or any of its Subsidiaries) or (B) cause the replacement of, or permit the investors thereunder to replace, the Person then acting as servicer for the related Receivables Purchase Facility; or any Indebtedness evidenced by or relating to the Convertible Notes, the 2011 Subordinated Notes, the 2013 Subordinated Notes, the Trust PIERS or any Permitted Subordinated Debt, or any other Indebtedness of the Borrower or any of its Subsidiaries equal to or exceeding $25,000,000 in the aggregate, shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment), or becomes manditorily redeemable, prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

         7.6. The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the United States bankruptcy laws as now or hereafter in effect or cause or allow any similar event to occur under any bankruptcy or similar law or laws for the relief of debtors as now or hereafter in effect in any other jurisdiction, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator, monitor or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the United States bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or any of its property or its debts under any law relating to bankruptcy, insolvency or reorganization or compromise of debt or relief of debtors as now or hereafter in effect in any jurisdiction, or any organization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation or fail to promptly file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (f) fail to contest in good faith, or consent to or acquiesce in, any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed (either privately or by a court) for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6 (d) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

         7.9. The Borrower or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $25,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000 or any Reportable Event, the occurrence which may reasonably be expected to give rise to Material Adverse Effect, shall occur in connection with any Plan.

         7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $5,000,000 per annum.

         7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.

         7.13. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any such Subsidiary, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any environmental, health or safety law or regulation of any Governmental Authority, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         7.14. Any Guaranty or other Loan Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty or other Loan Document, or any Guarantor shall fail to perform its obligations under or otherwise comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

         7.15. Any Change in Control shall occur.

                                  ARTICLE VIII
                                  ------------

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs, the obligations of the Lenders to make Revolving Loans or purchase participations in Letters of Credit or Swing Line Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder shall automatically terminate and the Obligations (other than Hedging Obligations) shall immediately become due and payable without any election or action on the part of the Agent or any Lender, and without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If any other Default occurs, the Required Lenders may (a) terminate or suspend the obligations of the Lenders to make Loans and purchase participations in Letters of Credit or Swing Line Loans hereunder, whereupon the obligation of the Agent to issue Letters of Credit hereunder shall also terminate or be suspended, or (b) declare the Obligations (other than Hedging Obligations) to be due and payable, whereupon the Obligations (other than Hedging Obligations) shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, or (c) take the action described in both the preceding clause (a) and the preceding clause (b).

         If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders and the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (a) extend the maturity of any Loan, Note or Reimbursement Obligation or forgive all or any portion of the principal amount thereof, any interest thereon or any fees or other amounts payable hereunder, or reduce the rate or extend the time of payment of interest, fees or other amounts payable hereunder;

                  (b) reduce the percentage specified in the definition of Required Lenders;

                  (c) reduce the amount or extend the payment date for the mandatory payments required under Section 2.3 or Section 2.19, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights or obligations under this Agreement;

                  (d) amend this Section 8.2; or

                  (e) release any Guarantor, other than in accordance with
         Section 6.21(b).

No amendment of any provision of this Agreement relating in any way to the Agent or any or all of the Letters of Credit shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating to Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Agent may waive payment of the fee required under Section
12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders or any of them or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude any other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by (or with the consent of) the Lenders required pursuant to Section 8.2, and then only to the extent specifically set forth in such writing. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX
                                   ----------

                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Stamp Duties. The Borrower shall pay and forthwith on demand indemnify each of the Agent and each Lender against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Loan Document ("Other Taxes").

         9.4. Headings. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.5. Entire Agreement; Independence of Covenants. The Loan Documents, the letter agreements dated May 30, 2003 (other than the commitment letter, except for the second paragraph thereof, which shall survive) among all or certain of the Borrower, the Agent, the Arrangers and the Lenders and the letter agreements among the Borrower, the Agent, and SunTrust Capital Markets, Inc. dated May 30, 2003 and among the Borrower, JPMorgan Chase Bank and JPMorgan Securities, Inc. dated May 30, 2003 and letter agreement from Borrower to Agent dated June 12, 2003 embody the entire agreement and understanding among the Borrower, the Agent, the Arrangers and the Lenders relating to the subject matter thereof. Except as otherwise expressly provided herein, no provision of this Agreement shall be construed as waiving, negating or otherwise qualifying any restriction, limitation or other condition imposed by any other provision of this Agreement.

         9.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement (and their Affiliates and respective directors, officers and employees with respect to Section 9.7) and their respective successors and assigns, provided, however, that the parties hereto expressly agree that each Arranger shall enjoy the benefits of the provisions of Sections 9.7, 9.11 and 10.10 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.7. Expenses; Indemnification. The Borrower shall reimburse the Agent and each of the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent or the Arrangers, which attorneys may be employees of the Agent or the Arrangers) paid or incurred by the Agent or either Arranger in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents; provided that in the case of each of the Arrangers, the foregoing reimbursement obligation shall apply only to such costs, charges and expenses paid or incurred prior to the end of the Syndication Period. The Borrower also agrees to reimburse the Agent, the Arrangers and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arrangers and the Lenders, which attorneys may be employees of the Agent, the Arrangers or the Lenders) paid or incurred by the Agent, either Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent, each Arranger, each Lender and their respective Affiliates, and such entities' respective directors, officers and employees (each an "Indemnitee") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agent, either Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit hereunder except to the extent that such losses, claims, damages, penalties, judgments, liabilities and expenses are found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Indemnitee. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         9.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles; provided, however, that to the extent that any change in GAAP shall alter the result of any financial covenant or test or any other accounting determination to be computed or made hereunder, the Borrower agrees that such covenant, test or other determination shall continue to be computed or made on the basis of Agreement Accounting Principles as in effect prior to such change in GAAP, unless the Required Lenders shall otherwise consent.

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         9.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.11. Nonliability of Lenders. The relationship between the Borrower, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender. None of the Agent, either Arranger or any Lender shall have any fiduciary responsibilities to the Borrower or any of its Subsidiaries. None of the Agent, the Arrangers or the Lenders undertakes any responsibility to the Borrower or any of its Subsidiaries to review or inform the Borrower or any of its Subsidiaries of any matter in connection with any phase of the business or operations of the Borrower or any of its Subsidiaries. None of the Agents, the Arrangers or the Lenders shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby. No Indemnitee shall be liable for any damages arising from the use by unauthorized Persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such Persons.

         9.12. Choice of Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.13. Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR GEORGIA STATE COURT SITTING IN ATLANTA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

         9.14. Waiver of Jury Trial. THE BORROWER, THE AGENT, EACH ARRANGER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         9.15. Confidentiality. Each of the Agent, each Arranger and each Lender agrees to hold any confidential information which it may receive from the Borrower or any of its Subsidiaries pursuant

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to this Agreement in confidence, except for disclosure (a) to other Lenders or their respective affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (c) to regulatory officials and examiners, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which that Lender is a party, (f) to any Person relating to the tax treatment or the tax structure of the transactions and all materials of any kind that are provided relating to such tax treatment and tax structure and (g) permitted by Section 12.4; provided, however, with respect to any disclosure pursuant to subsections (d) and (e), the Agent, such Arranger or such Lender, as applicable, uses its best efforts to notify the Borrower in writing immediately upon its or their receipt of any demand for such disclosures except to the extent such notice to the Borrower is prohibited by any law or regulatory authority.

                                    ARTICLE X
                                    ---------

                                    THE AGENT

         10.1. Appointment. SunTrust is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of the Borrower, any Subsidiary of the Borrower or any Lender by reason of this Agreement.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any or all of the Borrower, any Subsidiary of the Borrower or the Lenders for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except to the extent that such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; or (d) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance

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with written instructions signed by the Required Lenders or, in the case of any act or failure to act calculated to give rise to any of the events or circumstances described in clauses (a) through (e) of Section 8.2, each affected Lender, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect of legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any amounts not reimbursed by the Borrower for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and
(c) for any amounts not reimbursed by the Borrower for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they are determined in a final judgment of a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or any of its Subsidiaries is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender; provided, however, that in the event that the

Agent ceases to be a Lender hereunder, the Required Lenders may remove the Agent and appoint a successor Agent, if no Default has occurred and is continuing, with the consent of the Borrower.

         10.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, either Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, either Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, 45 days after the resigning Agent gives notice of its intention to resign. Upon any such resignation the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment and, if no Default or Unmatured Default has occurred and is continuing, the Borrower has consented to such appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, shall be obligated to issue substitute letters of credit for the outstanding Letters of Credit issued by the resigning Agent or otherwise to provide credit assurance satisfactory to the resigning Agent with respect to such outstanding Letters of Credit. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

         10.12. Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent by separate letter agreement, or as otherwise agreed from time to time.

         10.13. Syndication Agents, Documentation Agents, etc. None of the Lenders identified in this Agreement as a "Joint Syndication Agent" or as a "Joint Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.10. None of the Arrangers, Wachovia Securities, LLC in its capacity as a Joint Lead Arranger or

UBS Securities LLC, in its capacity as a Joint Documentation Agent, shall have any obligation, liability, responsibility or duty under this Agreement.

         10.14. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.15. Guarantor Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower or any Guarantor on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any release of a Guarantor which shall be permitted by the terms hereof or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

                                   ARTICLE XI
                                   ----------

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due. Each Lender shall give the Borrower prompt notice of any setoff made by such Lender pursuant hereto.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise (other than pursuant to Section 3.5 and Article XII), has payment made to it upon its Revolving Loans or Term Loan (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Revolving Loans or Term Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Revolving Loans and Term Loan. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Revolving Loans and Term Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII
                                  -----------

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that
(a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders and (b) any

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assignment by any Lender must be made in compliance with Section 12.3.
Notwithstanding clause (b) of the preceding sentence, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2. Participations.

                  12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, with contemporaneous notice to the Borrower, at any time sell to one or more banks or one or more other entities (each such bank or other entity being referred to herein as a "Participant") participating interests in all or any part of any Loan owing to such Lender, any Note held by such Lender, any L/C Interest held by such Lender, the Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 and 3.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3. A Participant shall not be entitled to receive any greater payment under Sections 3.1, 3.2 and 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. In addition, a Participant shall not be entitled to receive the benefits of Section 3.1(a) in the event that such Participant has not complied with the requirements of Section 2.18, if applicable. The participation agreement effecting the sale of any participating interest shall contain a representation by the Participant to the effect that none of the consideration used to make the purchase of the participating interest in the Commitment, Loans and L/C Interests under such participation agreement are "plan assets" as defined under ERISA and that the rights and interests of the Participant in and under the Loan Documents will not be "plan assets" under ERISA.

                  12.2.2. Voting Rights. Any participation agreement effecting the sale of any participation interest between a Lender and a Participant shall provide that such Lender shall retain the sole right and responsibility to enforce the Loan Documents and the right to approve any amendment, modification or waiver of the Loan Documents; provided, that such participation agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision of the Loan Documents with respect to any Loan, L/C Interest or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, L/C Interest

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or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, L/C Interest or Commitment, releases any guarantor of any such Loan or L/C Interest (other than in accordance with Section 6.21(b)), extends the maturity of any such Loan, L/C Interest or Commitment or increases the amount of such Commitment.

                  12.2.3. Benefit of Setoff. The Borrower agrees that to the extent permitted by applicable law each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant shall be deemed to agree, by exercising the right of setoff provided in Section 11.1, to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3. Assignments.

                  12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its Revolving Commitment and outstanding Loans and L/C Interests, together with its rights and obligations under the Loan Documents with respect thereto; provided, however, that (a) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations so assigned as it relates to either Lender's outstanding Term Loan or Lender's Revolving Commitment, outstanding Revolving Loans and L/C Interests; (b) the amount of the Revolving Commitment, outstanding Revolving Loans and L/C Interests and Term Loan outstanding of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of such assignment) may be in the amount of such Lender's entire Revolving Commitment, outstanding Revolving Loans and L/C Interests or Term Loan, but otherwise shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess of that amount unless otherwise consented to by the Borrower and the Agent; and (c) notwithstanding the foregoing clause (b), if the assignment is made to a Lender, the amount of the Revolving Commitment, outstanding Revolving Loans and L/C Interests or Term Loan assigned shall not be less than $1,000,000 or an integral multiple thereof. Such assignment shall be substantially in the form of Exhibit E hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate of a Lender; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consents shall not be unreasonably withheld or delayed.

                  12.3.2. Effect; Effective Date. Upon the later of (i) two Business Days (or such shorter period agreed to by the Agent) after (a) delivery to the Agent of a notice of assignment, substantially in the form attached to Exhibit E hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (b) payment of a $1,000 fee to the Agent for processing such assignment, and (ii) the date certain specified in such Notice of Assignment, such assignment shall become effective; provided that the Agent hereby waives payment of such fee in connection with any such assignment that shall become effective during the Syndication Period. The Agent shall, solely for this purpose as agent of the Borrower, maintain a copy of each Notice of Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders and the

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



principal amount of the obligations under the Loan Documents owing to each Lender from time to time. The Agent will confirm to any Lender, upon reasonable request, the amount of such Lender's Revolving Commitment and the principal amount of the obligations under the Loan Documents owing to such Lender from time to time. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto and thereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent, and the Borrower shall make appropriate arrangements so that replacement Notes, if applicable, are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, if requested, are issued to such Purchaser, in each case in principal amounts reflecting its Revolving Commitment and amounts owed to it under its outstanding Revolving Loan and Term Loan, as adjusted pursuant to such assignment.

         12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.15 or a confidentiality agreement containing provisions substantially similar to Section 9.15.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.18.

                                  ARTICLE XIII
                                  ------------

                                     NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2. Change of Address. The Borrower and the Agent may each change the address for service of notice upon it by a notice in writing to the other parties hereto. Any Lender may change the address for service of notice upon it by a notice in writing to the Borrower and the Agent.

                                  ARTICLE XIV
                                  -----------

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Subject to
Section 4.1, this Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or otherwise in writing that it has taken such action.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                            OMNICARE, INC.



                            By: /s/ David W. Froesel, Jr.
                                ---------------------------------------------
                                Name:  David W. Froesel, Jr.
                                Title: Senior Vice President and
                                       Chief Financial Officer

                            1600 RiverCenter II
                            100 East RiverCenter Boulevard
                            Covington, Kentucky 41011
                            Attn: Chief Financial Officer and General Counsel Facsimile No. (859) 392-3360

                            with a copy of notices to:

                            Dewey Ballantine LLP
                            1301 Avenue of the Americas
                            New York, New York 10019
                            Attn: Gregory Owens
                            Facsimile No. (212) 259-6333

                                 Omnicare, Inc.
                                Credit Agreement
                            Dated as of June 13, 2003

                                 SUNTRUST BANK,
                                   as a Lender and as Administrative Agent


                                 By: /s/ Mark D. Mattson
                                     --------------------------
                                     Name: Mark D. Mattson
                                     Title: Director

                                 Address:

                                 201 Fourth Avenue North
                                 Nashville, Tennessee 37219
                                 Attention: Mark D. Mattson
                                 Facsimile No.: (615) 748-5269

                                 with a copy of notices to:

                                 Stites & Harbison PLLC
                                 Suite 1800
                                 424 Church Street
                                 Nashville, Tennessee 37219
                                 Attention: Cynthia N. Sellers
                                 Facsimile No.: (615) 726-3185


                                 Omnicare, Inc.
                                Credit Agreement
                            Dated as of June 13, 2003

                                 JPMORGAN CHASE BANK,
                                   as a Lender and a Joint Syndication Agent


                                 By: /s/ Thomas H. Koziark
                                     ---------------------------------------
                                     Name:  Thomas H. Koziark
                                     Title: Vice President

                                 Omnicare, Inc.
                                Credit Agreement
                            Dated as of June 13, 2003

                                 WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   as a Lender and a Joint Documentation Agent


                                 By: /s/ David M. Gillespie
                                     ------------------------------------------
                                     Name:  David M. Gillespie
                                     Title: Director

                                 Omnicare, Inc.
                                Credit Agreement
                            Dated as of June 13, 2003

                                 LEHMAN COMMERCIAL PAPER INC.,
                                   as a Lender and a Joint Syndication Agent


                                 By: /s/ G. Andrew Keith
                                     ----------------------------------------
                                     Name:  G. Andrew Keith
                                     Title: Authorized Signatory

                                 Omnicare, Inc.
                                Credit Agreement
                            Dated as of June 13, 2003

                              UBS AG, CAYMAN ISLANDS BRANCH,
                                as a Lender

                              By: /s/ Wilfred V. Saint
                                  -------------------------------------------
                                  Name:  Wilfred V. Saint
                                  Title: Associate Director; Banking Products
                                         Services, US

                              By: /s/ Thomas R. Salzano
                                  -------------------------------------------
                                  Name:  Thomas R. Salzano
                                  Title: Director; Banking Products
                                         Services, US

                              UBS SECURITIES LLC,
                                as a Joint Documentation Agent

                              By: /s/ David A. Juge
                                  -------------------------------------------
                                  Name:  David A. Juge
                                  Title: Managing Director

                              By: Oliver O. Trumbo II
                                  -------------------------------------------
                                  Name:  Oliver O. Trumbo II
                                  Title: Director

                                 Omnicare, Inc.
                                Credit Agreement
                            Dated as of June 13, 2003

                                 CIBC INC.,
                                   as a Lender

                                 By: /s/ Terence Moore
                                     -------------------------------------
                                     Name:  Terence Moore
                                     Title: Executive Director; CIBC World
                                            Markets Corp. as Agent

                                 Omnicare, Inc.
                                Credit Agreement
                            Dated as of June 13, 2003

                                   SCHEDULE I

                                PRICING SCHEDULE


---------------------------------------------------------------------------------------------------------------------
       STATUS               LEVEL I STATUS   LEVEL II STATUS   LEVEL III STATUS    LEVEL IV STATUS     LEVEL V STATUS
---------------------------------------------------------------------------------------------------------------------
  Applicable Margin             1.25%            1.375%             1.625%              2.00%              2.50%
---------------------------------------------------------------------------------------------------------------------
     Applicable
   Commitment Fee               0.375%           0.375%             0.50%               0.50%              0.50%
        Rate
---------------------------------------------------------------------------------------------------------------------
Applicable Letter of            1.25%            1.375%             1.625%              2.00%              2.50%
   Credit Fee Rate
---------------------------------------------------------------------------------------------------------------------

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Level I Status" exists at any date if, on such date, the Borrower's Moody's Rating is Baa2 or better or the Borrower's S&P Rating is BBB or better.

     "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is Baa3 or better or the Borrower's S&P Rating is BBB- or better.

     "Level III Status" exists at any date if, on such date (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's Moody's Rating is Ba1 or better or the Borrower's S&P Rating is BB+ or better.

     "Level IV Status" exists at any date, if on such date (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and
(ii) the Borrower's Moody's Rating is Ba2 or better or the Borrower's S&P Rating in BB or better.

     "Level V Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status, or Level IV Status.

     "Moody's Rating" means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

     "S&P Rating" means, at any time, the rating issued by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third party credit enhancement.

     "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

     The Applicable Margin, Applicable Commitment Fee Rate and Applicable Letter of Credit Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating or no S&P Rating, Level V Status shall exist, provided that if either S&P or Moody's shall no longer provide debt ratings for companies in the Borrower's industry generally, the Borrower may substitute for either such rating organization another nationally recognized statistical rating organization, the corresponding ratings of which shall be used to determined the Borrower's Status. If the Borrower is split-rated and the ratings differential is one level, the higher rating will apply. If the Borrower is split-rated and the ratings differential is two levels, the intermediate rating at the midpoint will apply. If the Borrower is split-rated and the ratings differential is more than two levels, the rating that is one level above the lowest rating will apply.